UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2025

PIXELWORKS, INC.

(Exact name of registrant as specified in its charter)

Oregon	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16760 SW Upper Boones Ferry Rd., Suite 101

Portland, OR 97224

(503) 601-4545

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PXLW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 15, 2025, Pixelworks, Inc., an Oregon corporation (the “Company”), Pixelworks Semiconductor Technology (Shanghai) Co., Ltd., a company organized under the laws of the People’s Republic of China and a subsidiary of the Company (“Pixelworks Shanghai”), Pixelworks Semiconductor Technology Company, LLC, an Oregon limited liability company and a wholly owned subsidiary of the Company (“Pixelworks LLC”), and all other shareholders of Pixelworks Shanghai except VeriSilicon Microelectronics (Shanghai) Co., Ltd. (each, a “Selling Shareholder”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Tiansui Xinyuan Technology (Shanghai) Co., Ltd. (the “Buyer”), a special purpose entity led by VeriSilicon Microelectronics (Shanghai) Co., Ltd. (“VeriSilicon”), pursuant to which each of the Company, Pixelworks LLC, and each Selling Shareholder has agreed to sell all of their shares in Pixelworks Shanghai to the Buyer (the “Sale”). VeriSilicon is a small minority shareholder in Pixelworks Shanghai. The purchase price is calculated based on an equity value of 100% of Pixelworks Shanghai of RMB 950 million (approximately $133 million USD as of the date hereof).

The Purchase Agreement provides for certain representations, warranties, covenants (including, but not limited to, certain interim operating covenants with respect to the business of Pixelworks Shanghai), indemnification provisions, and closing conditions customary for similar transactions, in each case, as further described in the Purchase Agreement. The Sale constitutes the sale of substantially all of the assets of the Company, and therefore is subject to approval by holders of 67% of the outstanding shares of the Company’s common stock. The Company will be filing and disseminating to its shareholders a proxy statement and other proxy materials with respect to a special meeting of shareholders to approve the Sale. Assuming all closing conditions are met in a timely manner, the Company expects the closing of the Sale to take place by December 31, 2025.

The Purchase Agreement also provides the Buyer and Pixelworks LLC with certain termination rights. Upon termination of the Purchase Agreement under specified circumstances, the Company would be required to pay the Buyer a termination fee of $5,000,000 USD. A termination fee of $5,000,000 USD would be payable by the Buyer to the Company if the Purchase Agreement is terminated under certain other circumstances.

The representations, warranties, covenants, and agreements contained in the Purchase Agreement were made only for purposes of the Purchase Agreement, as of the specific dates stated therein, were solely for the benefit of the parties to the Purchase Agreement and the parties expressly identified as third-party beneficiaries thereto, may be subject to limitations agreed upon by the parties thereto, including being qualified by confidential or other disclosures made for the purposes of allocating contractual risk among the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties thereto that differ from those applicable to investors in the Company. Such investors are not third-party beneficiaries under the Purchase Agreement or the other agreements described herein, and should not rely on the representations, warranties, covenants, or agreements therein or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

On October 15, 2025, the Company, Pixelworks Shanghai, Pixelworks LLC and the Buyer also entered into an Amendment Agreement (the “Amendment Agreement”), which amends the Purchase Agreement by allocating the financial responsibility for all transaction expenses between the Company and the Buyer such that the Buyer shall pay for transaction expenses up to the lesser of 20% or $1.1 million USD, and the Company shall be responsible for paying all remaining transaction expenses. The other terms of the Purchase Agreement are otherwise unchanged.

The Amendment Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated by reference herein. Information regarding the terms and conditions of the Amendment Agreement set forth in this report is subject to, and qualified in its entirety by, the Amendment Agreement.

On October 14, 2025, Pixelworks LLC entered into a Support Agreement (the “Support Agreements”) and the Company, Pixelworks LLC, and Pixelworks Shanghai entered into a Termination and Release Agreement (the “Release Agreements”) with VeriSilicon and each Selling Shareholder (collectively, VeriSilicon and the Selling Shareholders are the “Minority Shareholders”), pursuant to which each Minority Shareholder has agreed to release the Company and its affiliates from all repurchase rights held by the Minority Shareholder in exchange for the transfer of a portion of the shares of Pixelworks Shanghai held by Pixelworks LLC immediately prior to the closing of the Sale. The repurchase rights are those described in our Form 10-Q for the quarter ended June 30, 2025. Net of the shares of Pixelworks Shanghai transferred under the Support Agreements with the Minority Shareholders, transaction costs, and withholding taxes in China, the Company expects to receive cash in the range of approximately $50 million to $60 million upon closing of the Sale.

Forms of the Support Agreement and Release Agreement are filed as Exhibit 10.3 to this Current Report on Form 8-K and are incorporated by reference herein. Information regarding the terms and conditions of the Support Agreements and Release Agreements set forth in this report is subject to, and qualified in its entirety by, the Forms of Support Agreement and Release Agreement, respectively.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Executive Compensation

On October 10, 2025, the Company entered into a Transaction Bonus Agreement with Haley F. Aman, its Chief Financial Officer. Pursuant to the Transaction Bonus Agreement, Mrs. Aman has the opportunity to earn a cash bonus based on the closing of a Qualifying Transaction before December 31, 2025, resulting in net cash proceeds received by the Company of between $40,000,000 (the “Minimum”) and $70,000,000 (the “Maximum”). “Qualifying Transaction” means a transaction or series of related transactions that results in any entity, or more than one entity acting as a group, acquiring ownership of the shares of Pixelworks Shanghai from the Company (through its subsidiary, Pixelworks LLC), such that following the closing the Company will hold no more than 20% of the total outstanding shares of Pixelworks Shanghai, in exchange for cash that is received by the Company or one of the Company’s other subsidiaries. The amount of the Transaction Bonus will be calculated based on the net cash proceeds received by the Company from the Qualifying Transaction. At the Maximum, the Transaction Bonus will be $325,000, with the bonus amount for net cash proceeds below the Maximum reduced by $1,000 for every $100,000 reduction in net cash proceeds received. Payment of a Transaction Bonus and the amount thereof will be in the sole discretion of our Board of Directors with respect to net cash proceeds in an amount below the Minimum or above the Maximum. The Transaction Bonus, if any, will be payable within sixty (60) days following the closing of the Qualifying Transaction.

A copy of the Transaction Bonus Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K, and is incorporated by reference. Information regarding the terms and conditions of the Transaction Bonus Agreement set forth in this report is subject to, and qualified in its entirety by, the Transaction Bonus Agreement.

Item 7.01. Regulation FD Disclosure.

On October 15, 2025, the Company issued a press release announcing the signing of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 701, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filings.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this Form 8- K are forward-looking statements. Examples of such statements include, but are not limited to, statements regarding the closing of the Sale and the expected timing thereof; the satisfaction of closing conditions with respect to the Sale, including approval by the Company’s shareholders; the expected amount of gross proceeds from the Sale; the Company’s expectations regarding the use of net proceeds from the Sale; and the amount that may be paid to an executive officer in connection with the transaction. We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and understandings and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, market and other conditions and other factors described in this report and in our other filings with the Securities and Exchange Commission (the “SEC”) from time to time. We disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made, except as required by law. You should review additional disclosures we make in our filings with the SEC, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and current reports and other documents that we have filed or may file in the future. You may access these documents for no charge at http://www.sec.gov.

No Offer or Solicitation

This report is being filed in respect of the Purchase Agreement and the proposed Sale, among other matters. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval.

Additional Information and Where to Find It

In connection with the proposed Sale, the Company expects to file with the SEC a proxy statement on Schedule 14A. After the Definitive Proxy Statement is filed, the Company will send the Definitive Proxy Statement to its shareholders. This communication is not a substitute for the Definitive Proxy Statement or for any other document that the Company may file with the SEC and send to its shareholders in connection with the proposed Sale.

INVESTORS AND SHAREHOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Free copies of the Definitive Proxy Statement (when available), as well as other filings containing information about the Company and the proposed Sale, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain the documents filed with the SEC by the Company, free of charge, in the “Investors” section of our website, www.pixelworks.com, under the heading “Investors - SEC Filings” or by requesting them in writing or by telephone from the Company at: 16760 SW Upper Boones Ferry Rd. Suite 101, Portland, OR 97224; Telephone (503) 601-4545.

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed Sale. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2025 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 21, 2025. Additional information regarding the interests of those participants and other persons who may be deemed participants may be obtained by reading the Proxy Statement and other relevant documents regarding the proposed Sale filed with the SEC when they become available. Copies of these documents may be obtained free of charge from the sources described above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Share Purchase Agreement, dated as of October 15, 2025, among the Company, Pixelworks Shanghai, Pixelworks LLC, each Selling Shareholder, and Buyer.*

10.2	Amendment Agreement, dated as of October 15, 2025, among the Company, Pixelworks Shanghai, Pixelworks LLC, and Buyer.

10.3	Form of Support Agreement, dated as of October 14, 2025, by and between Pixelworks LLC and each of the Minority Shareholders, together with form of Termination and Release Agreement, dated as of October 14, 2025, by and among Pixelworks LLC, Pixelworks Shanghai, and each of the Minority Shareholders, attached to the form of Support Agreement as Exhibit A.

10.4	Transaction Bonus Agreement dated as of October 10, 2025, by and between Pixelworks, Inc. and Haley F. Aman.

99.1	Press Release dated October 15, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish a copy any of the omitted exhibits or schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 15, 2025	PIXELWORKS, INC.

	By:	/s/ Haley F. Aman
Haley F. Aman
Chief Financial Officer

Exhibit 10.1

SHARE PURCHASE AGREEMENT

BY AND AMONG

TIANSUI XINYUAN TECHNOLOGY (SHANGHAI) CO., LTD. (天遂芯愿科技（上海）

有限公司),

PIXELWORKS SEMICONDUCTOR TECHNOLOGY COMPANY, LLC,

PIXELWORKS, INC.,

OTHER SELLERS

AND

PIXELWORKS SEMICONDUCTOR TECHNOLOGY (SHANGHAI) CO., LTD.

dated as of October 15, 2025

TABLE OF CONTENTS

ARTICLE 1

THE TRANSACTION

1.1	Purchase and Sale	2
1.2	Leakage Undertakings	2
1.3	Payment of the Purchase Price	3
1.4	The Closing	3
1.5	Deliveries	4

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

2.1	Organization	5
2.2	Authorization; Valid and Binding Agreement	5
2.3	No Breach; Consents	5
2.4	Title to Purchased Shares	5
2.5	Litigation	6
2.6	No Other Representations or Warranties	6

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SELLER REPRESENTATIVE

3.1	Organization and Power	6
3.2	Authorization; Valid and Binding Agreement	6
3.3	No Breach	7
3.4	Capitalization; Subsidiaries	7
3.5	Financial Statements and Related Matters	8
3.6	Absences of Certain Developments	9
3.7	Title to Properties	10
3.8	Real Property and Construction Projects	10
3.9	Taxes	11
3.10	Contracts	11
3.11	Intellectual Property	13
3.12	Litigation	15
3.13	Compliance with Laws; Permits	15
3.14	Environmental Matters	16
3.15	Employees; Employee Benefit Matters	16
3.16	Brokerage	18
3.17	Customers and Suppliers	18
3.18	Insurance	18
3.19	Related Party Transactions; Non-Compete	18
3.20	IT System	19

i

3.21	Solvency	20
3.22	Anti-Bribery, Anti-Corruption and Anti-Money Laundering	20
3.23	Absence of Changes	20
3.24	Effect of the Disclosure Schedule	20
3.25	Full Disclosure	20
3.26	Seller Acknowledgment	21
3.27	No Other Representations or Warranties	21

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE BUYER

4.1	Organization	21
4.2	Authorization; Valid and Binding Agreement	21
4.3	No Breach; Consents	22
4.4	Litigation	22
4.5	Solvency	22
4.6	Non-Reliance	22
4.7	No Other Representations or Warranties	23

ARTICLE 5

COVENANTS OF THE PARTIES

5.1	Operation of the Business	23
5.2	Negative Covenants	23
5.3	Notices of Certain Events	25
5.4	Access	26
5.5	Governmental Consents; Other Consents	26
5.6	Public Announcements; Confidentiality	27
5.7	Access to Books and Records	28
5.8	Transfer Taxes; SAMR Amendment Registration and Foreign Exchange Registrations	28
5.9	Withholding Tax Assessment	29
5.10	Restrictive Covenants	30
5.11	Cross License	31
5.12	Other Pre-Closing Covenants	31

ARTICLE 6

CONDITIONS PRECEDENT TO CLOSING

6.1	Conditions Precedent to Obligation of the Buyer	32
6.2	Conditions Precedent to Obligation of the Sellers	33
6.3	Conditions Precedent to Obligation of the Parties	34
6.4	Frustration of Conditions	35
6.5	Independent Closing	35
6.6	Satisfaction of Conditions	35

ARTICLE 7

TERMINATION

7.1	Termination	35
7.2	Effect of Termination	36
7.3	Termination Fees	37

ARTICLE 8

INDEMNIFICATION

8.1	Survival	37
8.2	Indemnification	37
8.3	Indemnification Limits and Qualifications	39
8.4	Claims Not Involving Third Parties	39
8.5	Third Party Claims	40
8.6	Exclusive Remedy	41

ARTICLE 9

MISCELLANEOUS

9.1	Further Assurances	41
9.2	No Third Party Beneficiaries	42
9.3	Entire Agreement	42
9.4	Succession and Assignment	42
9.5	Counterparts	42
9.6	Interpretation	42
9.7	Notices	43
9.8	Governing Law; Dispute Resolutions;	45
9.9	This Agreement to Prevail	45
9.10	Language	45
9.11	Amendments and Waivers	45
9.12	Joining Sellers	45
9.13	Severability	46
9.14	Several Liability	46
9.15	Expenses	46
9.16	Specific Performance	46
9.17	The Seller Representative	47

EXHIBITS

Exhibit A – Definitions

Exhibit B – Consideration Allocation Schedule

Exhibit C – Form of Share Transfer Agreement

Exhibit D – Locked Box Accounts

Exhibit E – Intercompany Agreements

Exhibit F – List of Corporate Instruments

Exhibit G – Key Employee List

Exhibit H – Contracts to be Novated and Transferred

Exhibit I – Form of Amendment Agreement

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of October 15, 2025, is by and among:

1. Tiansui Xinyuan Technology (Shanghai) Co., Ltd. (天遂芯愿科技（上海）有限公司), a PRC limited liability company (the “Buyer”);

2. Pixelworks Semiconductor Technology Company, LLC, an Oregon limited liability company (“PX Seller”, or the “Seller Representative”);

3. Pixelworks, Inc., an Oregon corporation (“PX Parent”, together with PX Seller, the “PX Seller Group”);

4. Shanghai MTM Equity Investment Fund Partnership (Limited Partnership) (上海超越摩尔股权投资基金合伙企业（有限合伙）), a PRC limited partnership;

5. Qingdao MTM Venture Capital Partnership (Limited Partnership) (青岛超越智芯创业投资合伙企业（有限合伙）), a PRC limited partnership;

6. Beijing E-town Changhou Display Chip Venture Capital Center (Limited Partnership) (北京屹唐长厚显示芯片创业投资中心（有限合伙）), a PRC limited partnership ;

7. Hangzhou Canaan Intelligence Information Technology Co., Ltd. (杭州嘉楠耘智信息科技有限公司), a PRC limited liability company;

8. Hainan Qixin Investment Partnership (Limited Partnership) (海南启芯投资合伙企业（有限合伙）), a PRC limited partnership;

9. Suzhou Saixiang Equity Investment Partnership (Limited Partnership) (苏州赛橡股权投资合伙企业（有限合伙）), a PRC limited partnership;

10. Yangzhou Qizheng Equity Investment Partnership (Limited Partnership) (扬州启正股权投资合伙企业（有限合伙）), a PRC limited partnership;

11. Xuan Xin Miao (Shanghai) Management Consulting Partnership (Limited Partnership) (轩芯邈（上海）管理咨询合伙企业（有限合伙）), a PRC limited partnership;

12. Yi Xin Ran (Shanghai) Management Consulting Partnership (Limited Partnership) (翼芯然（上海）管理咨询合伙企业（有限合伙）), a PRC limited partnership;

13. Chunhe Hong Kong Limited (春和香港有限公司), a Hong Kong limited liability company;

14. Ting Xin Lan (Shanghai) Management Consulting Partnership (Limited Partnership) (汀芯兰（上海）管理咨询合伙企业（有限合伙）), a PRC limited partnership;

15. Jing Xin Ying (Shanghai) Management Consulting Partnership (Limited Partnership) (静芯影（上海）管理咨询合伙企业（有限合伙）), a PRC limited partnership (Parties listed under items 2, 4 through 15 each, a “Seller” and, collectively, “Sellers”; Parties listed under items 11 through 15, “ESOP Platforms”); and

16. Pixelworks Semiconductor Technology (Shanghai) Co., Ltd. (逐点半导体（上海）股份有限公司), a PRC company limited by shares (the “Company”).

The Buyer, the Sellers, and the Company are sometimes each individually referred to herein as a “Party” and collectively referred to herein as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Exhibit A attached hereto.

RECITALS

A. The Sellers collectively own a total of 364,463,985 shares of the Company, corresponding to 97.89% of its issued and outstanding equity interest (the “Purchased Shares”).

B. The Sellers desire to sell to the Buyer, and the Buyer desires to purchase from the Sellers, the Purchased Shares, subject to the terms and conditions of this Agreement.

AGREEMENT

In consideration of the Recitals and the mutual promises made herein, and in consideration of the representations, warranties and covenants contained herein, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

THE TRANSACTION

1.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Buyer shall purchase from the Sellers, and the Sellers shall sell to the Buyer, all of their rights, title and interests in and to the Purchased Shares, free and clear of all Liens (other than Liens created by the Buyer). The aggregate Purchase Price (the “Purchase Price”) for all the Shares shall be RMB 930,000,000.00 (subject to adjustment under Section 9.12).

1.2 Leakage Undertakings.

(a) Each Seller warrants and undertakes to the Buyer that, during the period since (and excluding) the Locked Box Date up to (and including) the Closing Date, neither it nor any of its Affiliates (excluding any Acquired Company) has received or will receive any Leakage other than Permitted Leakage, and undertakes that from the Locked Box Date, no Leakage has happened.

(b) Subject always to Sections 1.2(c), and 1.2(d), each Seller agrees to severally pay to the Buyer on demand a sum equal to the Leakage received or waived by such Seller or its Affiliate in breach of the undertakings in Section 1.2(a).

(c) A Seller shall have no Liability for a Leakage Claim unless it has received written notice of such Leakage Claim from the Buyer (including reasonable details (in so far as they are known to the Buyer) of the matter or event giving rise to the Leakage Claim and, as far as is reasonably practicable, the amount payable by such Sellers in respect of the Leakage Claim) on or before the date falling twelve (12) months after the Closing Date. Each of the Sellers undertake to notify the Buyer promptly in writing and in any event within five (5) Business Days after becoming aware of any breach of Section 1.2(a) and give reasonable details of such breach.

(d) The aggregate maximum Liability of each Seller for all breaches by it of the undertaking given by it in Section 1.2(a) shall not in any circumstances exceed the amount received by such Seller at the Closing under Section 1.3, provide that solely for purpose of this Section 1.2, the Seller Representative shall be severally and jointly liable for the other Sellers’ breach of the undertaking made in Section 1.2(a), subject to the aggregate maximum Liability of US$50,000,000. For the avoidance of doubt, the Sellers shall have no Liability to the Buyer in respect of any Leakage Claim if Closing does not occur.

(e) The Buyer’s sole remedy in respect of any Leakage Claim is a claim for reimbursement under Section 1.2(b).

1.3 Payment of the Purchase Price. In consideration for the purchase of the Purchased Shares, at the Closing:

(a) the Buyer shall pay to each Seller, the Purchase Price (net of the Transaction Expenses), which is denominated in RMB, in accordance with the Consideration Allocation Schedule, by wire transfer of immediately available funds (A) in RMB to an offshore account specified by each of PX Seller and Chunhe Hong Kong Limited; and (B) in RMB, to an account specified by each of the other Sellers, provided that in any case each Seller shall provide written wire instructions specifying its bank account information at least ten Business Days prior to the Closing; and

(b) the Buyer shall pay or caused to be paid, any unpaid Transaction Expenses on behalf of the Sellers and the Company in accordance with the wire instructions provided by the Seller Representative specifying the amount of the Transaction Expenses at least ten Business Days prior to the Closing.

1.4 The Closing. The closing of the Transactions (the “Closing”) shall take place electronically on the tenth (10th) Business Day after the satisfaction or waiver of all of the conditions precedent to Closing set forth in Sections 6.1 through 6.3, other than those conditions precedent that are to be satisfied at the Closing (but subject to the satisfaction or waiver of such conditions at the Closing), or such other date as may be mutually agreed in writing by the Buyer and the Seller Representative (the “Closing Date”). At the Closing, (a) the Sellers shall deliver to the Buyer the various certificates and documents referred to in Section 1.5(a), (b) the Buyer shall deliver to the Sellers the various certificates and documents referred to in Section 1.5(b), and (c) the Buyer shall deliver or cause to be satisfied the payments required to be made on the Closing Date as set forth in Section 1.3.

1.5 Deliveries.

(a) At the Closing, the Sellers shall deliver or cause to be delivered to the Buyer the following agreements and documents:

(i) a certificate duly executed by the Seller Representative on behalf of the Company and the Sellers, stating that the conditions set forth in Sections 6.1 and the conditions set forth in Sections 6.3 on the part of the Company and the Sellers, have been duly satisfied;

(ii) a copy of the entry recorded in the registry of members of the Company and a copy of the stock certificate of the Company, both duly signed by the legal representative of the Company and affixed with the corporate seal thereof, recording the transfer of the Purchased Shares pursuant to this Agreement;

(iii) a copy of the resolutions of the board of directors and the shareholders of the Company set forth in Section 6.3(b);

(iv) written resignation letters of the directors, supervisors, legal representatives and officers of each of the Acquired Companies in their capacity as such, with effective date commencing from the Closing Date;

(v) the items as set out in Exhibit F, the delivery of which shall be deemed completed if such documents are retained by relevant Acquired Companies at the Closing and Seller Representative has informed the Buyer of their locations, provided that the Seller Representative shall, and shall cause the Acquired Companies to, cooperate with and facilitate the Buyer to examine and take over such documents in the manner as indicated in Exhibit F;

(vi) an original executed inventory list inventorying all of the inventory of the Acquired Companies as dated as of November 30, 2025;

(vii) the originals of the Specified Contracts (to the extent such original copies are available), the list of which is as set out in Section 3.10(a) of the Disclosure Schedule, and copies of all consents, acknowledgments and waivers required thereunder for the transactions contemplated hereunder set forth in Section 6.3(e) hereunder.

(b) At the Closing, the Buyer shall deliver or cause to be delivered to the Seller Representative the following agreements and documents:

(i) a certificate executed by the Buyer stating that the conditions set forth in Section 6.2 and the conditions set forth in Section 6.3 on the part of the Buyer (except for Section 6.3(b) and 6.3(c)) have been duly satisfied.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Except as set forth in the Disclosure Schedules attached to this Agreement with respect to this ARTICLE 2, each Seller, severally and not jointly, represents and warrants in respect of itself only as of the date hereof and as of the Closing date to the Buyer that:

2.1 Organization. Such Seller is a corporation, a limited liability company, a company limited by shares, or a limited liability partnership (as applicable) validly existing and in good standing under the laws of its jurisdiction of organization.

2.2 Authorization; Valid and Binding Agreement. Such Seller has the requisite capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by such Seller and the consummation by such Seller of the Transactions have been duly authorized by all requisite action in accordance with applicable Law and with the Organizational Documents of such Seller, as applicable. This Agreement constitutes the valid and legally binding obligation of such Seller (assuming the due authorization, execution and delivery of this Agreement by the other Parties hereto), enforceable against such Seller in accordance with its terms and conditions, subject to the Enforceability Exceptions.

2.3 No Breach; Consents. All consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated by the Transaction Documents, in any case on the part of such Seller have been duly obtained or will be obtained as of the Closing Date. Except as set forth in Section 2.3 of the Disclosure Schedules, the execution, delivery and performance of this Agreement by such Seller and the consummation of the Transactions by such Seller will not (a) result in any breach of, constitute a default under, result in a violation of, require any consent under, be in conflict with, or give any Person rights of termination, amendment, acceleration or cancellation under the provisions of, with or without notice or lapse of time or both, (i) the Organizational Documents of such Seller or (ii) any Contract to which such Seller is bound, except in either case, any breach, default or violation that would not have a material adverse effect on the ability of such Seller to consummate the Transactions, (b) violate any Law or Order to which such Seller is subject to that would have a material adverse effect on the ability of such Seller to consummate the Transactions, or (c) require such Seller to obtain any Permit or require such Seller to provide any prior notice to or make any prior filing with any Governmental Authority under the provisions of any applicable Law to which such Seller is subject, where the failure to obtain such Permit, provide such notice, or make such filing would have a material adverse effect on the ability of such Seller to consummate the Transactions.

2.4 Title to Purchased Shares. Each Seller owns beneficially and of record all of its applicable Purchased Shares, free and clear of all Liens. Each Seller has the power to sell, transfer, assign and deliver its applicable Purchased Shares and at the Closing, such Seller will sell, transfer and convey to the Buyer good, valid and marketable title to its applicable Purchased Shares, free and clear of all Liens. Except as set forth in Section 2.4 of the Disclosure Schedules, such Seller is not a party to any options, warrants, purchase rights, voting trusts, proxies, shareholder agreements or other Contracts with respect to the Purchased Shares.

2.5 Litigation. There is no Proceeding pending against such Seller, nor is such Seller subject to any Order, in each case, questioning, challenging or seeking to prevent, hinder or delay the Transactions.

2.6 No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY THE SELLERS IN THIS ARTICLE 2 AND THE REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER REPRESENTATIVE IN ARTICLE 3 (COLLECTIVELY, THE “SELLER WARRANTIES”, IN EACH CASE, AS MODIFIED BY THE DISCLOSURE SCHEDULES), NONE OF THE SELLERS NOR ANY OTHER PERSON MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY REGARDING THE TRANSACTIONS, THE PURCHASED SHARES, THE SELLERS, THE ACQUIRED COMPANIES OR THEIR BUSINESSES, CONDITION (FINANCIAL OR OTHERWISE), ASSETS OR LIABILITIES, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR WITH RESPECT TO ANY PROJECTIONS OR THE FUTURE OR PROBABLE REVENUE, PROFITABILITY OR SUCCESS OF THE ACQUIRED COMPANIES, AND ANY SUCH REPRESENTATIONS AND WARRANTIES ARE HEREBY SPECIFICALLY DISCLAIMED.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SELLER REPRESENTATIVE

Except as set forth in the Disclosure Schedules attached to this Agreement with respect to this ARTICLE 3, the Seller Representative represents and warrants as of the date hereof and as of the Closing Date to the Buyer that:

3.1 Organization and Power. The Company is a company limited by shares validly existing and in good standing under the Laws of the PRC. Each Subsidiary of the Company is validly existing and is in good standing under the Laws of the jurisdiction of organization all as set forth opposite such Subsidiary’s name in Section 3.1 of the Disclosure Schedules. Each Acquired Company (a) has the requisite entity power to own its properties and to carry on its businesses as now conducted and (b) is, where applicable, duly qualified to do business and is, where applicable, in good standing in every jurisdiction in which its ownership of property or the conduct of its business as now conducted requires it to qualify. No insolvency proceedings concerning the Acquired Company have been applied for by Acquired Company or, to the Knowledge of the Seller Representative, any third party or are pending and no circumstances exist which would be reasonably expected to require the application for any such insolvency proceedings concerning the Acquired Company.

3.2 Authorization; Valid and Binding Agreement. The Company has the requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been or will be before the Closing Date duly authorized by all necessary corporate or limited liability company action, as applicable, and no other corporate or limited liability company proceedings, as applicable, on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions. This Agreement constitutes the valid and legally binding obligation of the Company (assuming the due authorization, execution and delivery of this Agreement by the other Parties hereto), enforceable against the Company in accordance with its terms and conditions, subject to the Enforceability Exceptions.

3.3 No Breach; Consents. All consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated by the Transaction Documents, in any case on the part of the Company have been duly obtained or will be obtained as of the Closing Date, and are or will be in full force and effect as of Closing. The execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions by the Company will not result in any breach of, constitute (with or without notice or lapse of time or both) a default under or result in a violation of the provisions of the Organizational Documents of the Company. Except as set forth in Section 3.3 of the Disclosure Schedules, the execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions by it will not (a) result in any breach of, constitute a default under, result in a violation of, require any consent under, be in conflict with, or give any Person rights of termination, amendment, acceleration or cancellation under the provisions of, with or without notice or lapse of time or both, the provisions of any Specified Contract to which the Company is bound, (b) violate in any material respect any Law or Order to which the Company is subject, (c) require the Company to obtain any prior Permit or require the Company to provide any prior notice to or make any prior filing with any Governmental Authority under the provisions of any applicable Law to which the Company is subject; (d) result in any termination, modification, cancellation, or suspension of any material right of, or any augmentation or acceleration of any material obligation of, any Acquired Company (including without limitation, any indebtedness of such Acquired Company), or (e) result in the creation of any Lien upon any material properties or material assets of any Acquired Company.

3.4 Capitalization; Subsidiaries.

(a) The entire authorized and outstanding equity interest of the Company, the record holder of such equity interest and the number and type of such equity interests is set forth on Section 3.4(a)(i) of the Disclosure Schedules. Except as set forth in Section 3.4(a)(ii) of the Disclosure Schedules, there are no outstanding options, warrants, phantom equity rights, purchase rights, subscription rights, preemptive rights, rights of first refusal, registration rights, conversion rights, voting rights, exchange rights, redemption rights, share appreciation rights, repurchase rights or other rights, agreements, arrangements, commitments of any character relating to the issued or unissued share capital or other Contracts that require the Company to issue, sell, or otherwise cause to become outstanding any of its equity. Except as set forth in Section 3.4(a)(iii) of the Disclosure Schedules, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its equity.

(b) Except as set forth on Section 3.4(b) of the Disclosure Schedules, the Company do not have any other Subsidiaries and do not own or hold or have an obligation to own or hold any equity securities in any Person. The entire authorized and outstanding equity interests of each Subsidiary of the Company, the record holder of such equity interests and the number and type of such equity interests is set forth in Section 3.4(b) of the Disclosure Schedules. All outstanding equity interests of each such Subsidiary of the Company were duly authorized and are validly issued. There are no outstanding options, warrants, phantom equity rights, purchase rights, subscription rights, preemptive rights, rights of first refusal, registration rights, conversion rights, voting rights, exchange rights, redemption rights, share appreciation rights, repurchase rights or other rights, agreements, arrangements, commitments of any character relating to the issued or unissued share capital or other Contracts that require any Subsidiary of the Company to issue, sell or otherwise cause to become outstanding any of such Subsidiary’s equity interests.

(c) None of the Acquired Companies (i) owns, or has the right or obligation to acquire, any equity securities of any Person; and (ii) is required to contribute capital, loan money or otherwise provide funds or make additional investments in any other Person.

3.5 Financial Statements and Related Matters.

(a) Section 3.5(a) of the Disclosure Schedules sets forth correct and complete copies of (i) the unaudited consolidated balance sheet of the Company as of June 30, 2025 (the “Latest Balance Sheet”), and the related unaudited statements of income and cash flow for the six (6) months then-ended (the “Interim Financial Statements”) and (ii) the audited consolidated balance sheet of the Company for the fiscal years ended December 31, 2022 and 2023, the audited standalone balance sheet of the Company for the fiscal year ended December 31, 2024, and the related audited statements of income and cash flow for such fiscal years then-ended (together with the Interim Financial Statements, the “Financial Statements”). Except as disclosed in any of the Financial Statements, the Financial Statements present fairly in all material respects the financial position and results of operations and cash flow of the Company on a consolidated basis and the Business at the dates specified thereof, or for the period related thereto, as applicable, in accordance with the PRC GAAP (subject to the absence of footnote disclosures and, in the case of the Interim Financial Statements, to any year-end or interim adjustments (audit or otherwise)).

(b) The Interim Financial Statements have been prepared with reasonable care and attention from the accounting records of the Acquired Companies and have been prepared on a basis consistent with past practice having regard to the purpose for which they were created and are accurate in all material respects and are not misleading in any material respect, provided that the Interim Financial Statements will, before the Closing, recognize a full impairment loss on goodwill associated with the acquisition of ViXS System, Inc., provided further that, the Company will, before the Closing, carry out a goodwill impairment testing to assess and record such impairment charges.

(c) All of the accounts receivable owing to any of the Acquired Companies, including without limitation all accounts receivable set forth on the Financial Statements, constitute valid and enforceable claims and are current and collectible in the Ordinary Course of Business, net of any reserves shown on the Financial Statements (which reserves are adequate and were calculated on a basis consistent with the PRC GAAP), and no further goods or services are required to be provided in order to complete the sales and to entitle the applicable Acquired Company to collect in full in respect of any such receivables. There are no material contingent or asserted claims, refusals to pay, or other rights of set-off with respect to any accounts receivable of any Acquired Company. None of the receivables owing to any Acquired Company (i) has been due for more than one hundred and eighty (180) days, (ii) is payable by an account debtor that is insolvent or bankrupt or (iii) has been pledged to any third party by any Acquired Company.

(d) None of the Acquired Companies has any material Liability of a nature that would be required by the PRC GAAP to be reflected on a balance sheet of such Acquired Company, except for Liabilities (i) reflected in, reserved or accrued against or otherwise disclosed in or on the Interim Financial Statements, (ii) incurred since the date of the Latest Balance Sheet in the Ordinary Course of Business, (iii) incurred in connection with this Agreement and the Transactions, (iv) Permitted Liens; or (v) set forth in Section 3.5(d) of the Disclosure Schedules.

(e) The books of account and other financial records of each of the Acquired Companies are true, complete and correct in all material respects, have been prepared and maintained in reasonable detail and accurately and fairly reflect in all material respects the transactions and dispositions of the assets of that Acquired Company.

(f) The Acquired Companies maintain a system of internal accounting controls sufficient in all material respects to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary (x) to permit preparation of financial statements in conformity with PRC GAAP consistently applied and (y) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general and specific authorization; and (iv) the recorded accountability for assets is reconciled at reasonable intervals and appropriate action is taken with respect to any differences.

(g) There are no off balance sheet transactions, arrangements, obligations, or relationships attributable to the Business or to which any of the Acquired Companies is a party.

(h) Since the date of the Latest Balance Sheet, the Business has been conducted in all material respects in the ordinary course consistent with past practice and there has not been any material change in any method of financial accounting or financial accounting practice or internal controls (including internal controls over financial reporting) by any Acquired Company.

(i) Other than for Liabilities that have been reflected, reserved or otherwise provided for in the Financial Statements, there are no Liabilities that have been incurred by any Acquired Company other than in the Ordinary Course of Business consistent with past practice.

3.6 Absences of Certain Developments. Except (a) as set forth in Section 3.6 of the Disclosure Schedules, (b) as contemplated by this Agreement and/or (c) for matters or events in connection with, and/or related to the preparation for, this Agreement and/or any of the Transactions, during the period from the date of the Latest Balance Sheet to the date of this Agreement, the Business of the Acquired Companies has been operated in all material respects in the Ordinary Course of Business.

3.7 Title to Properties. Except as set forth in Section 3.7 of the Disclosure Schedules:

(a) The Acquired Companies have valid and marketable title to or a valid leasehold interest in all of the properties and assets (whether real, personal, or mixed and whether tangible or intangible) reflected as owned or leased by the Acquired Companies on the Latest Balance Sheet (except for such personal property sold or disposed of subsequent to the date thereof in the Ordinary Course of Business), free and clear of all Liens, except for Permitted Liens, Liens to be terminated or released in connection with the Transactions, and those Liens set forth in Section 3.7 of the Disclosure Schedules.

(b) The assets owned by the Acquired Companies comprise all the assets necessary to enable the Acquired Companies to carry on the Business fully and effectively in the Ordinary Course of Business as carried on up to and as at the date of this Agreement, and the Acquired Companies have the right to use each asset for such purpose.

(c) All assets owned or used by each Acquired Company which are subject to a requirement of licensing or registration of ownership, possession or use are duly licensed or registered in its sole name.

(d) All assets owned, possessed or used by the Acquired Companies are in good and safe repair and condition having regard to their respective ages, have been regularly and properly maintained, are suitable for the purposes for which they are used and intended and are in working order, and none is in a dangerous or in need of renewal or replacement (fair wear and tear excepted).

3.8 Real Property and Construction Projects. The Acquired Companies do not own any real property. Section 3.8 of the Disclosure Schedules sets forth the address of each Leased Real Property, and a true and complete list of all Real Property Leases and the full particulars thereof as of the date hereof. All of the Real Property Leases are in full force and effect and are not subject to any notice of termination, constitutes legal, valid and binding obligations of the relevant lessor which are enforceable in accordance with the terms of the Real Property Leases and contains no unusual or onerous provisions. All agreements, consents, approvals, permissions, registrations, and authorisation necessary for each Real Property Lease to take legal effect and to be enforceable in accordance with its terms and for the occupation and use thereof in the Ordinary Course of Business or in the manner or for the purposes contemplated in each Real Property Lease, including without limitation any consent of the lessor or other third parties required under or in relation to each Real Property Lease, have been obtained and are valid, subsisting and in full force and effect. The rent and all other sums payable under the Lease have been paid to date, all covenants and conditions contained in each Real Property Lease or in any licence, consent or other document entered into supplemental to each Real Property Lease have been observed and performed to date in all material respects. With respect to each Real Property Lease, except as set forth in Section 3.8 of the Disclosure Schedules, (i) neither (A) the Acquired Companies listed in Section 3.8 of the Disclosure Schedules as a party to such Real Property Lease nor (B) to the Knowledge of the Seller Representative, any of the other counterparties thereto, is in breach or default under such Real Property Lease, and (ii) the leasehold estate created by such Real Property Lease is held by an Acquired Company, free and clear of all Liens, except for Permitted Liens. Each Acquired Company has obtained necessary governmental approvals, registrations, filings and permits in respect of the construction and operation of construction projects relating to its operation of the Business in accordance with applicable Law, including, without limitation, in respect of project application, environmental protection, fire control, safety and prevention. Each Acquired Company has strictly complied with all such governmental approvals, registrations, filings and permits in the construction and operation of such construction projects.

3.9 Taxes. Except as set forth in Section 3.9 of the Disclosure Schedules:

(a) Each of the Acquired Companies has timely filed all material Tax Returns required by applicable Law to be filed by it (taking into account all applicable extensions of time to file), and all amounts of Taxes payable by the Acquired Companies with respect to such Tax Returns have been paid;

(b) As of the date hereof, no investigations, proceedings, dispute, audit, claim or other examination relating to any Tax Return of any of the Acquired Companies or claimed or raised by any Tax Authority against any Acquired Company is pending or in progress or, to the Knowledge of the Seller Representative, threatened;

(c) During the seven (7)-year period prior to the date of this Agreement, no Acquired Company has received a written claim from a Governmental Authority to (i) pay Taxes or (ii) file Tax Returns in a jurisdiction where such Acquired Company has not filed Tax Returns, in either case that has not been resolved; and

(d) Except for the withholding tax assessment contemplated under Section 5.9 hereunder, no transaction contemplated by this Agreement is subject to any withholding, and no claim has ever been made by a Tax Authority asserting that any of the Sellers or any of the Acquired Companies is or may be subject to Taxes assessed by such jurisdiction other than in its resident jurisdiction.

3.10 Contracts.

(a) Except as set forth in Section 3.10(a) of the Disclosure Schedules, as of the date hereof, no Acquired Company is a party to or bound by any Contract of a type described below (such Contracts that are listed or required to be listed in Section 3.10(a) of the Disclosure Schedules are herein referred to as the “Specified Contracts”):

(i) any Contract for the purchase, maintenance or acquisition of materials, supplies, merchandise, equipment, parts or other property or services requiring payments by the Acquired Companies (not including any payments that might be due after renewal of any such Contract) in excess of RMB 10,000,000 per year;

(ii) any Contract for the sale or furnishing of materials, supplies, merchandise, equipment, parts or other property or services that entitle the Acquired Companies to receive aggregate future payments (not including any payments that might be due after renewal of any such Contract) in excess of RMB 10,000,000 per year;

(iii) any Contract that restricts the right of any Acquired Company to engage in any line of business or compete with any Person;

(iv) any Contract relating to the acquisition or disposition of any assets or business other than in the Ordinary Course of Business and as to which any Acquired Company has any material obligation outstanding;

(v) any Contract to acquire, or make an investment in, any business or enterprise, including the establishment, contribution to, or operation of a partnership, joint venture, alliance or similar entity, or involving a sharing of profits or losses (including joint development and joint marketing Contracts), or any investment in, loan to or acquisition or sale of the securities, equity interests or assets of any Person (including investments in joint ventures and minority equity investments);

(vi) any Contract relating to the borrowing of money, or the guaranty of another Person’s borrowing of money or similar obligation, in either case in excess of RMB 10,000,000;

(vii) any Contract that licenses, transfers, assigns, sales, incurs any Company Intellectual Property that is material to an Acquired Company (other than generally-available “off-the-shelf” shrink-wrap software licenses obtained by the Acquired Companies on non-exclusive and non-negotiated terms);

(viii) any Contract relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any equity securities of any Acquired Company;

(ix) any Contract that involves any provisions providing for exclusivity, “change in control”, “most favored nation”, rights of first refusal or first negotiation or similar rights, or grants a power of attorney, agency or similar authorities that is not in the Ordinary Course of Business and inconsistent with any Acquired Company’s past practice;

(x) any Contract that is with a Related Party;

(xi) any Contract involves Indebtedness, an extension of credit, a guaranty, surety or assumption of any obligation or any secondary or contingent Liabilities, deed of trust, or the grant of a Lien;

(xii) any Contract involves the waiver, compromise, or settlement of any dispute, claim, litigation or arbitration;

(xiii) any Contract involves the ownership or lease of, title to, use of, or any leasehold or other interest in, any real or personal property, including the Real Property Leases;

(xiv) any Contract that is between an Acquired Company and the Sellers or any of their respective Affiliates;

(xv) any Contract that is with a Governmental Authority, state-owned enterprise, or sole-source supplier of material product or service (other than utilities);

(xvi) any Contract that is a Benefits Plan (other than the employment Contracts), or a collective bargaining agreement or is with any labor union or other representatives of the employees;

(xvii) any Contract that is a brokerage or finder’s agreement, or sales agency, marketing or distributorship Contract that is not in the Ordinary Course of Business; or

(xviii) any Contract that is otherwise material to an Acquired Company, or is one on which an Acquired Company is substantially dependent.

(b) The Company have made available to the Buyer a correct and complete copy of each Specified Contract as in effect on the date hereof. Except as set forth in Section 3.10(b) of the Disclosure Schedules: (i) all Specified Contracts are in full force and effect and are enforceable against each party thereto in accordance with the express terms thereof, (ii) no Acquired Company is in material default under or in material breach of, or in receipt of any written (or to the Knowledge of the Seller Representative, oral) notice of any default or breach under, any Specified Contract, (iii) no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Specified Contract or result in termination thereof or would cause or permit the acceleration or other changes of any right or obligation or loss of any benefit thereunder, and (iv) there are no disputes ongoing, pending or to the Knowledge of the Seller Representative, threatened under any Specified Contract. To the Knowledge of the Seller Representative, none of the other parties to any Specified Contract are in material default under or in material breach of the terms of such Specified Contract.

(c) For any Contract that involves the distribution of the Company’s products or services, is with a distributor or is a distribution agreement, the applicable Acquired Company is entitled to terminate such Contract at will, save as any termination notice requirement thereunder, and any termination of such Contract on the part of the Acquired Company will not constitute a breach under such Contract and will not subject such Acquired Company to any penalty, default payment, break-up fees, obligation to indemnify, or any other payment of such nature whatsoever.

3.11 Intellectual Property.

(a) Section 3.11(a) of the Disclosure Schedules sets forth a true and complete list of all (i) patents and pending patent applications, (ii) trademark and service mark registrations and pending registration applications, (iii) internet domain names, social media account registrations, and trade names, (iv) copyright registrations and pending registration applications and other intellectual property rights (collectively, “Company Owned Intellectual Property”), in each case, which are owned by any Acquired Company as of the date hereof, including, to the extent applicable, the date of registration or application, the jurisdiction, the registration or application number, title, and owner(s). All Company Owned Intellectual Property is owned by and registered or applied for solely in the name of an Acquired Company, is valid and subsisting and has not been abandoned. No funding or facilities of a Governmental Authority or a university, college, other educational institution or research center was used in the development of any Company Owned Intellectual Property.

(b) All registration, renewal, maintenance and other fees have been timely paid to validly maintain the Company Owned Intellectual Property with the competent authorities. The Acquired Companies own, or are licensed or otherwise have valid, enforceable, and sufficient rights to all Intellectual Property used in or necessary for the operation of the Business as currently conducted (collectively, and together with the Company Owned Intellectual Property, the “Company Intellectual Property”), free and clear of any Liens. During the three-year period immediately prior to the date hereof, none of the Acquired Companies have received a written notice from any other Person (including any employee or consultant) pursuant to which such Person claims to own, or have any right to receive any royalty or other payment for the use or exploitation of, any of the Company Intellectual Property.

(c) Section 3.11(c) of the Disclosure Schedules sets forth a list of all material written license agreements with respect to any Company Intellectual Property to which any Acquired Company is a party as of the date hereof (other than Commercial Software Licenses), and pursuant to which such Acquired Company is authorized or otherwise has the right to use, distribute, sell, resell, license or sublicense any of the Company Intellectual Property. To the Knowledge of the Seller Representative, all such licenses are in full force and effect and there is no default or breach thereunder by any third party.

(d) Section 3.11(d) of the Disclosure Schedules sets forth a list of all material written license agreements with respect to any Company Intellectual Property to which any Acquired Company is a party as of the date hereof and pursuant to which any third party is authorized or otherwise has the rights to use, distribute, sell, resell, license, sublicense, support or maintain any of the Company Owned Intellectual Property (other than any non-exclusive licenses for any Company Owned Intellectual Property or of the Acquired Companies’ products and/or services entered into in the Ordinary Course of Business). All such licenses are in full force and effect and, to the Knowledge of the Seller Representative, there is no default or breach thereunder by any third party.

(e) To the Knowledge of the Seller Representative, (i) no Acquired Company is infringing, misappropriating or violating the Intellectual Property of any third party; and (ii) no third party is infringing, misappropriating or otherwise violating any Company Owned Intellectual Property, and no Proceeding against a third party with respect to the alleged infringement, misappropriation or other violation of any Company Owned Intellectual Property is pending or threatened as of the date hereof.

(f) The Acquired Companies have complied with all Laws in all material respects pertaining to inventions made by employees and have paid adequate remunerations set forth in these Laws to their employees. Each current or former employee, consultant and independent contractor employed by any of the Acquired Companies or providing services related to the Business has executed a valid and binding written agreement (i) expressly assigning to Acquired Companies all right, title and interest in any Company Intellectual Property invented, created, developed, conceived or reduced to practice during the term of such employee’s employment or such consultant’s or independent contractor’s work related to the Business and the Company Intellectual Property; and (ii) requiring each such employee, consultant or independent contractor to protect and preserve all confidential Company Intellectual Property. Such assignments have either been directly assigned to the Acquired Companies or indirectly assigned to the Acquired Companies. All material inventions and know-how conceived by employees of an Acquired Company related to the Business are currently owned exclusively by an Acquired Company. It will not be necessary to utilize any Intellectual Property of any such Persons made prior to their employment by an Acquired Company, and none of such Intellectual Property has been utilized by any Acquired Company

(g) The Acquired Companies have taken all commercially reasonable and customary measures and precautions to maintain the confidentiality of all of their confidential and proprietary information, including trade secrets and know-how. The Acquired Companies have not violated and is not violating any non-disclosure agreements concluded with third parties.

(h) The Acquired Companies have not violated and have conducted business in compliance with all applicable Laws in all material respects concerning data protection and privacy.

3.12 Litigation. Except as set forth in Section 3.12 of the Disclosure Schedules, (a) there are no Proceedings pending against any Acquired Company, before or by any Governmental Authority; (b) no Acquired Company is subject to any outstanding Order of any Governmental Authority with respect to which an Acquired Company is a named party and has any future obligations; and (c) there is no Proceedings pending or, to the Knowledge of the Seller Representative, threatened against or affecting. Except as set forth in Section 3.12 of the Disclosure Schedules, there is no judgment or award ruling or order including any Order unsatisfied against any Acquired Company, any Key Employee or office or director of any Acquired Company in connection with such Person’s respective relationship with any Acquired Company which would impact any Acquired Company nor is there any Order in effect and binding on any Acquired Company or their respective assets or properties. There is no Proceedings pending by any Acquired Company against any third party nor does any Acquired Company intend to commence any such Proceedings. No Governmental Authority has at any time challenged or questioned in writing the legal right of any Acquired Company to conduct its business as presently being conducted.

3.13 Compliance with Laws; Permits. Except as set forth in Section 3.13 of the Disclosure Schedules:

(a) The Acquired Companies are, and have been, in compliance in all material respects with all Laws applicable to the Acquired Companies. No event has occurred and no circumstance exists that (with or without notice or lapse of time) (i) constitute or may constitute or result in a violation by any Acquired Company of, or a failure on the part of such Acquired Company to comply with, any applicable Laws, or (b) may give rise to any obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, which is reasonably expected to have a material adverse effect on the Acquired Companies. Neither the Sellers nor any Acquired Company has received any notice from any Governmental Authority regarding any of the foregoing. No Acquired Company is under investigation, has received any Government Order, or is subject to any Proceeding with respect to a violation of any Law.

(b) The Acquired Companies collectively hold all Permits necessary for the conduct of the Business of the Acquired Companies as currently conducted (the “Specified Permits”). All fees and charges with respect to such Specified Permits as of the date hereof have been paid in full. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any such Specified Permits.

(c) No Specified Permit contains any burdensome restrictions or conditions, and each Specified Permit is in full force and effect and will remain in full force and effect upon the consummation of the transactions contemplated hereby. As of the date hereof, each of the Acquired Companies, as applicable, are in compliance in all material respects with the requirements of the Specified Permits. During the three-year period prior to the date of this Agreement, no Acquired Company has received any written notice from a Governmental Authority that a material violation of, or non-compliance with the terms and conditions of, any Specified Permit has occurred, may have occurred or is being investigated. To the Knowledge of the Seller Representative, there is no reason to believe that any Specified Permit which is subject to periodic renewal will not be granted or renewed.

3.14 Environmental Matters. Except as set forth in Section 3.14 of the Disclosure Schedules:

(a) The Acquired Companies are, and during the three-year period prior to the date of this Agreement, have been, in compliance in all material respects with all applicable Environmental Laws.

(b) During the three-year period prior to the date of this Agreement, no Company has received any written notice from any Governmental Authority that alleges that any Acquired Company (i) is in violation of any Environmental Law or (ii) has any Liability arising under applicable Environmental Laws, in each case the subject of which is pending or unresolved.

(c) No Acquired Company is subject to any outstanding material Order of any Governmental Authority under Environmental Laws with respect to which any Acquired Company has any current or future obligations.

(d) Each of the Acquired Companies has obtained and is in material compliance with all Environment-related Specified Permits necessary for the Business, which are in full force and effect and shall be maintained in full force and effect by the Acquired Companies through the Closing Date in accordance with Environmental Laws, and none of the Acquired Companies is aware of any condition, event or circumstance that might prevent or impede, after the Closing Date, the ownership, lease, operation or use of assets comprising the Business.

(e) No Acquired Company has retained or assumed, by contract or operation of Law, any Liabilities or obligations of third parties under Environmental Laws.

3.15 Employees; Employee Benefit Matters.

(a) The Acquired Companies are and, during the three-year period prior to the date of this Agreement have been, in compliance in all material respects with all Laws governing the employment of labor. There is not pending or to the Knowledge of the Seller Representative threatened, and there has not been during the three-year period prior to the date of this Agreement, any Proceeding relating to any violation or alleged violation of any applicable Laws by any Acquired Company related to labor or employment, including any charge or complaint filed by an employee with any Governmental Authority or against any Acquired Company.

(b) No Key Employee has provided notice of or explicitly expressed an intention to the Company to terminate such employment and no Acquired Company is contemplating the termination of employment of any Key Employee, neither Seller or any other Affiliates has offered to any Key Employee to return to Seller or any other Affiliates as employee or director or has otherwise bindingly committed to offer employment to any Key Employee at any time. Each Key Employee, along is currently devoting all of his or her business time to the conduct of the business of the applicable Acquired Company. No such individual is subject to any covenant restricting him/her from working for any Acquired Company. No such individual is obligated under, or in violation of any term of, any Contract or any Order relating to the right of any such individual to be employed by, or to contract with, such Acquired Company. No Acquired Company has received any notice alleging that any such violation has occurred. No such individual is currently working or, to the Knowledge of the Seller Representative, plans to work for any other Person that competes with any Acquired Company, whether or not such individual is or will be compensated by such Person. To the Knowledge of the Seller Representative, no Key Employee directly or indirectly competes with or has any interest in any Person that directly or indirectly competes with any Acquired Company. None of the Key Employee has directly or indirectly engaged or participated, as an owner, partner, shareholder in any business that is substantially similar to the Business.

(c) None of the Acquired Companies have adopted any Benefit Plan or are liable to make any contributions towards any such Benefit Plans or bear any cost allocation or recharge in respect thereof. None of the Acquired Companies has any commitment or obligation or has made any representations to any director, officer, employee, independent contractor or consultant, whether or not legally binding, to cause or procure any Acquired Company to adopt, amend, modify or terminate any Benefit Plan. None of the Acquired Companies are bound to provide any post-termination or retiree health benefits to any individual or any other pension benefits otherwise than as required under applicable Laws in the PRC.

(d) There has not been, and there is not now pending or, to the Knowledge of the Seller Representative, threatened, any strike, union organization activity, lockout, slowdown, picketing, or work stoppage or any unfair labor practice charge against any Acquired Company. No Acquired Companies is bound by or subject to (and none of their assets or properties is bound by or subject to) any written or oral Contract, commitment or arrangement with any labor union or any collective bargaining agreements

(e) Neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, officer, employee, independent contractor or consultant of any Acquired Company to severance pay or any other payment, (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation (including stock-based compensation) due to any such individual, or (iii) result in any Liability arising or accruing to any Acquired Company or otherwise assumed by it in connection therewith.

3.16 Brokerage. None of the Acquired Companies have any Liability or obligation to pay any brokerage commissions, finders’ fees or similar compensation, or reimbursement of any expenses in connection with the Transactions based on any Contract made by any of the Acquired Companies prior to the Closing Date.

3.17 Customers and Suppliers. Section 3.17(a) of the Disclosure Schedules sets forth a true and complete list of the ten (10) largest customers of the Acquired Companies (the “Top Customers”), by dollar volume of sales for the fiscal year ended December 31, 2024 and for the six (6) months ended June 30, 2025. Except as set forth in Section 3.17(a) of the Disclosure Schedules, no Top Customer has terminated its relationship with the Acquired Companies in the past twelve (12) months and none of the Acquired Companies have received any written notice from any Top Customer to the effect that such Top Customer will cease purchasing products or services from the Acquired Companies. Section 3.17(b) of the Disclosure Schedules sets forth a true and complete list of the ten (10) largest suppliers of the Acquired Companies (the “Top Suppliers”), by dollar volume of sales for the fiscal year ended December 31, 2024 and for the six (6) months ended June 30, 2025. Except as set forth in Section 3.17(b) of the Disclosure Schedules, no Top Supplier has terminated its relationship with the Acquired Companies in the past twelve (12) months and none of the Acquired Companies have received any written notice from any Top Supplier to the effect that such Top Supplier will cease selling products or services to the Acquired Companies.

3.18 Insurance. Section 3.18 of the Disclosure Schedules set forth a true and complete list of all insurance policies to which an Acquired Company is a party, a named insured, or otherwise the beneficiary of coverage, or otherwise related to the Business, and true and complete copies of such insurance policies have been made available to the Buyer and such copies are correct and complete as of the date hereof. With respect to each such insurance policy, except as set forth in Section 3.18 of the Disclosure Schedules, (a) such policies provide insurance coverage adequate to comply with all Laws and Specified Contracts, except where the failure to comply would not have a material adverse effect, (b) no written notice of cancellation, premium increase, or alteration of coverage has been received by the Acquired Companies with respect to such policies, (c) such policies are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement, (d) such policies do not provide for any retrospective premium adjustment or other experience-based Liability, (e) there are no claims related to the Business pending under any such policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights, (f) no Acquired Company is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such policies, and (g) such policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Business and are sufficient for compliance with all applicable Laws and Contracts to which any Acquired Company is party or by which they are bound.

3.19 Related Party Transactions; Non-Compete. Other than as set forth in Section 3.19 of the Disclosure Schedule, no Related Party has any Contract, understanding, or proposed transaction with, or is indebted to, any Acquired Company or has any direct or indirect interest in any Acquired Company, nor is any Acquired Company indebted (or committed to make loans or extend or guarantee credit) to any Related Party, provided that any transaction set forth in Section 3.19 of the Disclosure Schedule is made on arm’s length third party terms and such transaction is necessary in the Ordinary Course of Business. To the Knowledge of the Seller Representative, no Related Party has any direct or indirect interest in any Person with which an Acquired Company is affiliated or with which an Acquired Company has a material business relationship (including any Person which purchases from or sells, licenses or furnishes to an Acquired Company any goods, intellectual or other property rights or services). To the Knowledge of the Seller Representative, no Related Party directly or indirectly competes with or has any interest in any Person that directly or indirectly competes with any Acquired Company (other than ownership of less than one percent (1%) of the stock of publicly traded companies). None of the PX Seller Group and any of its Affiliates has directly or indirectly engaged or participated, as an owner, partner, shareholder in any business that is substantially similar to the Business.

3.20 IT System.

(a) Each of the IT Systems is owned by or licensed to the Acquired Companies. The Acquired Companies have obtained all necessary rights from third parties to enable it to use the IT Systems for the purposes of the business of each Acquired Company.

(b) All IT Systems owned by or used by each Acquired Company: (i) are in operating order and are fulfilling the purposes for which they were acquired or are established in an efficient manner without material downtime or errors; (ii) have adequate capacity to meet the current requirements of the business of each Acquired Company; (iii) have adequate security, back-ups, duplication, hardware and software support and maintenance, business continuity and disaster recovery plan(s) and trained personnel to reasonably ensure that: (A) breaches of security, unauthorized access, errors and breakdowns are kept to a minimum; and (B) no disruption will be caused to any part of its business in the event of a breach of security, error or breakdown;

(c) No Person has, by virtue of his rights in, knowledge of or access to any of the IT System used by each Acquired Company or any part of them, demanded any payment in excess of any current license fee or in excess of reasonable remuneration for services rendered, or imposed any onerous condition, in order to preserve the proper and efficient functioning of the computer systems in the future.

(d) Each Acquired Company has: (i) made reasonable security arrangements in respect of all IT Systems to protect and prevent: (A) unauthorized access, collection, use, disclosure, copying, modification, disposal or similar risks to personal data in the possession of or under the control of such Acquired Company; and (B) potential for future exploitation of any Vulnerability in any of the IT Systems; (ii) in place adequate trained personnel and procedures, processes and software to ensure the security, stability, confidentiality and integrity of the IT Systems, and the IT Systems Data in the ordinary course of business; and (iii) no knowledge of, and has no reasonable basis to reasonably suspect, any security (including cybersecurity) incidents or compromise or unauthorized access which has affected any of the IT Systems, IT Systems Data, and/or personal data.

3.21 Solvency.

(a) Immediately after giving effect to the transactions contemplated under this Agreement and the Transaction Documents: (i) each Acquired Company will be able to pay its Liabilities as they become due in the usual course of its business; (ii) each Acquired Company will have sufficient capital to conduct its business as presently conducted for the next 12 months; and (iii) the Acquired Companies will have assets (calculated at fair market value) that exceed their Liabilities.

(b) Each Acquired Company is not now insolvent and will not be rendered insolvent by the transactions effected pursuant to this Agreement and the Transaction Documents. As used in this section, “insolvent” means that the sum of the debts and other probable Liabilities of a Person exceeds the present fair saleable value of such Person’s assets.

3.22 Anti-Bribery, Anti-Corruption and Anti-Money Laundering. Each Acquired Company and their respective directors, officers, employees, agents and other persons acting on their behalf are familiar with and are and have been in compliance with all applicable Laws relating to anti-bribery, anti-corruption, anti-money laundering, record keeping and internal control laws including the laws and regulations relating to anti-corruption and anti-commercial bribery in the PRC, the UK Bribery Act of 2010, and FCPA (being the Foreign Corrupt Practices Act of the United States of America, as amended from time to time), to the extent applicable.

3.23 Absence of Changes. Since the date of execution of this Agreement, except as expressly provided by this Agreement or except to the extent set forth in Section 3.23 of the Disclosure Schedules, (a) the Acquired Companies have been conducting their Business in the Ordinary Course of Business and maintaining the Books and Records of the Acquired Companies consistent with past practice, and (b) no Acquire Company has taken any action as listed out in Section 5.2 hereunder.

3.24 Effect of the Disclosure Schedule. The Seller Warranties are made by the Sellers subject to the matters set forth in the Disclosure Schedule. Each matter set forth in the Disclosure Schedule, the disclosure of the relevant facts or circumstances set forth therein and the possible consequences thereof, shall qualify the relevant referenced individual Seller Warranty expressed to be so qualified, provided that comprehensive, clear and accurate details of the matter disclosed are set out in the Disclosure Schedule, and such details are sufficient to enable the Buyer to identify and understand the nature and scope of the matter disclosed and to assess its potential impact, and provided further that the Disclosure Schedule does not affect the construction or interpretation of this Agreement and does not vary the terms of this Agreement except in respect of its express qualification of referenced Seller Warranties expressed to be so qualified.

3.25 Full Disclosure. No Seller Warranty in this Agreement and no statement contained in the Disclosure Schedule or any certificate or other document furnished or to be furnished to the Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. Except as set forth in this Agreement or the Disclosure Schedule, to the Knowledge of the Seller Representative, there is no material fact or document or matter that the Seller Representative has not disclosed to the Buyer in writing and of which any of its officers, directors or executive employees has Knowledge or which would reasonably be expected by the Seller Representative, to materially adversely influence the decision of the Buyer to enter into the transactions contemplated hereby.

3.26 Seller Acknowledgment. Seller Representative acknowledges and agrees that:

(a) The Seller Warranties are given with the intention of inducing the Buyer to enter into this Agreement and that the Buyer is entering into this Agreement in reliance thereupon;

(b) in reliance on the Seller Warranties, the Buyer will be making a substantial investment in, and financial commitment to, the Target Business; and

(c) each of the Seller Warranties shall be construed as a separate and independent warranty and, save as expressly provided for in this Agreement, shall not be limited by reference to or inference from the terms of any other representation and warranty or any other provision of this Agreement.

3.27 No Other Representations or Warranties. EXCEPT FOR THE SELLER WARRANTIES (IN EACH CASE, AS MODIFIED BY THE DISCLOSURE SCHEDULES), NONE OF THE COMPANY NOR ANY OTHER PERSON MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY REGARDING THE TRANSACTIONS, THE ACQUIRED EQUITY INTERESTS, ANY SELLER, THE ACQUIRED COMPANIES OR THEIR BUSINESSES, CONDITION (FINANCIAL OR OTHERWISE), ASSETS OR LIABILITIES, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR WITH RESPECT TO ANY PROJECTIONS OR THE FUTURE OR PROBABLE REVENUE, PROFITABILITY OR SUCCESS OF THE ACQUIRED COMPANIES, AND ANY SUCH REPRESENTATIONS OR WARRANTIES ARE HEREBY SPECIFICALLY DISCLAIMED.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants as of the date hereof and as of the Closing Date to the Sellers that:

4.1 Organization. The Buyer is a limited liability company validly existing and in good standing under the Laws of the PRC.

4.2 Authorization; Valid and Binding Agreement. The Buyer has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the Transactions have been duly authorized by all necessary limited liability company actions and no other limited liability company proceedings on the part of the Buyer are necessary to authorize this Agreement or to consummate the Transactions. This Agreement constitutes the valid and legally binding obligation of the Buyer (assuming the due authorization, execution and delivery of this Agreement by the other Parties hereto), enforceable against the Buyer in accordance with its terms and conditions, subject to the Enforceability Exceptions.

4.3 No Breach; Consents. All consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated by the Transaction Documents, in any case on the part of the Buyer have been duly obtained or completed (as applicable) and are in full force and effect. The execution, delivery and performance of this Agreement by the Buyer and the consummation of the Transactions by the Buyer will not (a) result in any breach of, constitute a default under, result in a violation of, require any consent under, be in conflict with, or give any Person rights of termination, amendment, acceleration or cancellation under the provisions of, with or without notice or lapse of time or both (i) the Organizational Documents of the Buyer or (ii) any Contract to which the Buyer is bound, except, in the case of clause (ii), any breach, default or violation that would not have a material adverse effect on the ability of the Buyer to consummate the Transactions, (b) violate any Law or Order to which the Buyer is subject that would have a material adverse effect on the ability of the Buyer to consummate the Transactions, or (c) require the Buyer to obtain any Permit or require the Buyer to provide any notice to or make any filing with any Governmental Authority under the provisions of any applicable Law to which the Buyer is subject, where the failure to obtain such Permit, provide such notice, or make such filing would have a material adverse effect on the ability of the Buyer to consummate the Transactions.

4.4 Litigation. There are no Proceedings pending or, to the Buyer’s knowledge, threatened against or affecting the Buyer, nor is the Buyer subject to any Order, in each case, questioning, challenging or seeking to prevent, hinder or delay the Transactions or that could otherwise adversely affect the ability of the Buyer to perform its obligations under this Agreement.

4.5 Solvency. Immediately after giving effect to the Transactions, the Buyer shall be solvent and shall: (a) be able to pay its debts as they become due; (b) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (c) have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of the Buyer, the Sellers or the Acquired Companies. In connection with the Transactions, the Buyer has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.

4.6 Non-Reliance. THE BUYER ACKNOWLEDGES, AGREES, REPRESENTS AND WARRANTS THAT NONE OF THE SELLERS, THE ACQUIRED COMPANIES OR ANY OF THEIR RESPECTIVE AFFILIATES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON ACTING ON BEHALF OF OR IN CONCERT WITH THE SELLERS OR THE ACQUIRED COMPANIES, HAS MADE OR PROVIDED ANY REPRESENTATIONS, WARRANTIES, FACTS OR INFORMATION OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, ORAL OR WRITTEN, RELATING TO THE SELLERS, THE ACQUIRED COMPANIES OR TO THEIR FUTURE OR HISTORICAL FINANCIAL CONDITION, PERFORMANCE, RESULTS, OPERATIONS, ASSETS, LIABILITIES OR PROSPECTS, OR OTHERWISE RELATING IN ANY WAY TO THE SUBJECT MATTER OF THIS AGREEMENT, EXCEPT AS SPECIFICALLY SET FORTH IN ARTICLE 2 AND ARTICLE 3 HEREOF. THE BUYER HAS NOT RELIED ON ANY REPRESENTATIONS AND WARRANTIES, FACTS OR INFORMATION EXCEPT AS SPECIFICALLY SET FORTH IN ARTICLE 2 AND ARTICLE 3 HEREOF.

4.7 No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY THE BUYER IN THIS ARTICLE 4, NEITHER THE BUYER NOR ANY OTHER PERSON MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY REGARDING THE BUYER, AND ANY SUCH REPRESENTATIONS AND WARRANTIES ARE HEREBY SPECIFICALLY DISCLAIMED.

ARTICLE 5

COVENANTS OF THE PARTIES

5.1 Operation of the Business. From the date of this Agreement until the Closing, or the earlier termination of this Agreement in accordance with ARTICLE 7 (the “Interim Period”), without the prior written consent of the Buyer (such consent not to be unreasonably withheld, conditioned or delayed), except as expressly provided by this Agreement or except to the extent set forth in Section 5.1 of the Disclosure Schedules, the Company shall, and shall use commercially reasonable efforts to cause the Acquired Companies other than the Company to, (a) conduct their Business in the Ordinary Course of Business and (b) maintain the Books and Records of the Acquired Companies consistent with past practice.

5.2 Negative Covenants. Without limiting the generality of the foregoing, except (i) to the extent compelled or required by applicable Law, (ii) as otherwise expressly permitted or expressly contemplated by this Agreement, or (iii) as consented to in writing by Buyer, during the Interim Period, each of the Sellers shall not, and shall cause the Acquired Companies not to, take any of the following actions:

(a) modify or amend any of the Organizational Documents of any Acquired Company;

(b) issue, or authorize the issuance of, any equity securities of any Acquired Company;

(c) (A) split, combine, redeem or reclassify, or purchase or otherwise acquire any equity securities of any Acquired Company or (B) issue, grant, deliver, sell, repurchase, purchase, acquire, encumber, pledge, dispose of or otherwise transfer, directly or indirectly, any equity securities of any Acquired Company or offer to do the same, both except for the transfer contemplated under Section 3.4(a) of the Disclosure Schedule;

(d) declare or pay any non-cash dividend or make any non-cash distribution in respect of any equity securities of any Acquired Company;

(e) (A) incur any Indebtedness by the Acquired Companies except for working capital borrowings incurred in the Ordinary Course of Business, (B) change the terms or extend the maturity of or forgive any Indebtedness by the Acquired Companies, or (C) make any loans, advances or capital contributions to, or investments in, any other Person by any Acquired Company;

(f) enter into, amend in any respect or terminate any Contract of the Acquired Companies with respect to the Business (other than in the Ordinary Course of Business consistent with past practice or upon the natural expiry thereof in accordance with the terms of such Contract, or otherwise contemplated under this Agreement);

(g) acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof, in each case if the assets of such entity would become assets of the Acquired Companies;

(h) withdraw any authorizations related to the Business, or divest, sell, assign, transfer, abandon, cancel, license or otherwise dispose of, or encumber any assets of any Acquired Company, other than in the Ordinary Course of Business;

(i) (A) license, sublicense or encumber any Company Intellectual Property other than in the Ordinary Course of Business, or (B) divest, sell, knowingly abandon, cancel, knowingly waive, modify, intentionally let lapse or otherwise dispose of, or fail to make any registration, renewal, maintenance or other payment that is or becomes due with respect to, any Company Intellectual Property;

(j) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any of the Acquired Companies;

(k) enter into, adopt, amend or terminate any employment or severance agreement with any employee of the Acquired Companies whose annual remuneration package is over RMB 1,000,000;

(l) make any change by over five percent (5%) in the rate of compensation, commission, bonus, or other direct or indirect remuneration payable, any bonus, incentive, retention, change in control payment or other compensation, retirement, termination, welfare, fringe or severance benefit or vacation pay, to or in respect of any employee of the Acquired Companies;

(m) the Acquired Companies shall not (A) make or change any Tax election, (B) change any annual Tax accounting period, (C) adopt or change any method of Tax accounting, (D) compromise or settle any Tax Liability, (E) surrender any right to claim a Tax refund, (F) amend any Tax Return, or (G) enter into any closing agreement, except, in each case, in the Ordinary Course of Business or if such action would not be reasonably expected to have a effect on the Tax Liability of any Acquired Company for any Tax period post Closing;

(n) change the accounting policies or procedures of the Business or any Acquired Company except to the extent required to conform with PRC GAAP;

(o) change the fiscal year of any Acquired Company;

(p) except in the Ordinary Course of Business and consistent with past practice, the Acquired Companies shall not (A) make payments earlier than would otherwise reasonably be expected to be made, (B) agree to payment terms or conditions with suppliers with respect to the Business that are less favorable to the Acquired Companies, (C) with respect to Acquired Companies’ products, reduce or otherwise fail to maintain inventory consistent with past practice and in line with expected supply requirements;

(q) incur, create or assume any Lien on any assets of the Acquired Companies;

(r) commence or settle any Proceeding of the Acquired Companies;

(s) permit any of the Acquired Companies to conduct any operations aside from the Business or enter into any new line of Business; or

(t) authorize, agree, resolve or consent to any of the foregoing.

5.3 Notices of Certain Events. During the Interim Period, the Seller Representative shall promptly notify the Buyer of:

(a) any written notice from any Person alleging that the consent of such Person is or may be required in connection with the Transactions; and

(b) any written notice from any Governmental Authority delivered in connection with the Transactions.

(c) any fact, circumstance, event or action or omission the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to cause, any representations and warranties made by the Sellers in Article 2 and any representations and warranties made by the Seller Representative in Article 3 to be untrue or inaccurate in any material respect (without giving effect to any materiality or Material Adverse Effect qualification in such representation or warranty), or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Article 6 to be satisfied;

(d) any fact, circumstance, event, action or omission that has caused, or would reasonably be expected to cause, any covenant or agreement of any of the Sellers or any of their respective Affiliates hereunder not to be complied with in any material respect; or

(e) any Proceeding commenced or, to the Knowledge of the Seller Representative, threatened against, relating to or involving or otherwise affecting the Business, the Acquired Companies or that relates to the consummation of the Transactions, in each case, provided that no such notification shall affect the representations and warranties made by the Sellers in Article 2 or representations and warranties made by the Seller Representative in Article 3, or the Buyer’s right to rely thereon, or the conditions to the obligations of the Buyer. The Buyer’s receipt of information pursuant to this Section 5.3 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by each of the Sellers in this Agreement and shall not be deemed to amend or supplement the Disclosure Schedule, unless set forth in a written supplement to the Disclosure Schedule agreed with and delivered to the Buyer.

5.4 Access. During the Interim Period, the Company shall, and shall cause each of the Acquired Companies to, permit the Buyer to have reasonable access (at reasonable business hours and upon reasonable prior written notice) to officers of the Acquired Companies and to the properties, Books and Records and Contracts of the Acquired Companies, except materials that relate to the proposed sale of the Purchased Shares to the Buyer or any other Person or the negotiation, execution and delivery of this Agreement or any of the Transaction Documents; provided, however, that the Company shall not be obligated to provide such access or information (a) if the Company determine that doing so would violate applicable Law or a Contract of any of the Acquired Companies or an obligation of confidentiality owing to a third-party, jeopardize the protection of the attorney-client privilege or expose such party to risk of liability for disclosure of sensitive information or (b) that constitute non-financial trade secrets. Prior to the Closing, without the prior written consent of the Seller Representative, the Buyer (i) shall have no right to perform invasive or subsurface investigations of the Leased Real Property, and (ii) shall not discuss the Transactions with any person when actually aware that such person is among the Acquired Companies’ lenders, directors, managers, officers, employees, Contract counterparties, customers or suppliers. Any information (if any) provided pursuant to this Section 5.3 shall not constitute any representation or warranty made by any Seller or the Company.

5.5 Governmental Consents; Other Consents.

(a) The Parties agree to use their commercially reasonable efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents and to do, or cause to be done, all things necessary or appropriate under applicable Laws or required by competent Governmental Authorities to consummate the Transactions, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, consents, waivers, approvals, authorizations, permits and Orders from all Governmental Authorities, including the foreign exchange registrations and tax filings.

(b) In furtherance and not in limitation of the foregoing, the Buyer shall (i) make, or cause to be made, an appropriate filing or notification with the applicable stock exchange with respect to the Transactions, (ii) responding to any inquiry and feedback the applicable stock exchange may have on the Transactions, (iii) keep the Sellers regularly informed of the progress of any such notification, and (iv) provide the Seller Representative with an opportunity to comment on any notification prior to submission, provided that the Sellers and the Company shall cooperate with the Buyer in addressing any inquiry or feedback from the applicable stock exchange may have on the Transactions, including (i) providing any documents, information or other assistance reasonably requested by the Buyer; and (ii) discussing and providing relevant supporting information the applicable stock exchange may request from time to time.

(c) Without limiting the generality of the other terms of this Section 5.5, the Parties will reasonably cooperate with each other in connection with any notification, filing or submission and in connection with any investigation or other inquiry and will promptly (i) furnish to the other Parties such necessary information and reasonable assistance as the other Parties may request in connection with the foregoing, (ii) inform the other Parties of any material communication from any Governmental Authority regarding any of the Transactions, and (iii) provide the other Parties with copies of all notifications, filings or submissions made by such

Party, and all correspondence between such Party (and its advisors) with any Governmental Authority and any other information supplied by such Party and such Party’s Affiliates to a Governmental Authority or received from such a Governmental Authority in connection with the Transactions; provided, however, that materials may be redacted as necessary to comply with applicable Law or protect confidential information. Each Party shall, subject to restrictions imposed by applicable Law, permit the other Parties to review in advance, and consider in good faith the views of the other Parties in connection with, any proposed written communication to any Governmental Authority in connection with the Transactions. Each Party agrees not to participate, or to permit their respective Affiliates to participate, in any substantive meeting or discussion, either in person or by telephone, with any Governmental Authority in connection with the Transactions unless it or he consults with the other Parties in advance and, to the extent not prohibited by such Governmental Authority, gives the other Parties the opportunity to attend and participate.

5.6 Public Announcements; Confidentiality.

(a) No public announcement or disclosure may be made by the Buyer or any of its Affiliates (including the Acquired Companies after the Closing) at any time with respect to the subject matter of this Agreement or the Transactions without the prior written consent of the Sellers, and no public announcement or disclosure may be made by any Seller or any of such Seller’s Affiliates (including the Acquired Companies prior to the Closing) at any time with respect to the subject matter of this Agreement or the Transactions without the prior written consent of the Buyer; provided, that the provisions of this Section 5.6(a) will not prohibit (i) any disclosure required by any applicable Law or from applicable stock exchanges (in which case the disclosing Party will, to the extent legally permissible, provide the other Party with the opportunity to review and comment in advance of such disclosure) or (ii) any disclosure made in connection with the enforcement of any right or remedy relating to this Agreement or the Transactions. Notwithstanding the foregoing, nothing herein shall restrict any institutional private equity or debt fund or other investment vehicle founded by the respective principals of the foregoing, from disclosing the Transactions and key financial information relating thereto on a confidential basis to (1) existing and prospective investors and lenders, (2) auditors, directors, managers, officers, employees, professional consultants, attorneys or other agents of such Persons in the course of performing their duties, or (3) any regulatory authority having jurisdiction over such Persons.

(b) The Buyer and the Company acknowledge and agree that the Confidentiality Agreement remains in full force and effect, and the each Party covenants and agrees to keep confidential, in accordance with the provisions of the Confidentiality Agreement, information provided to such Party pursuant to or in connection with this Agreement or the Transactions, provided that the provisions of the Confidentiality Agreement shall apply, mutatis mutandis, to the Parties hereto. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement and the provisions of this Section 5.6 shall nonetheless continue in full force and effect.

5.7 Access to Books and Records. From and after the Closing, for the purposes of facilitating the Seller Representative to address and respond to the investigations, proceedings, audit, or other examination raised by any competent Tax Authority or required under the rules of the stock exchange on which the stocks of the Seller Representative are listed, the Buyer shall, and shall cause the Acquired Companies to, provide the Seller Representative and their respective representatives with reasonable access, during normal business hours, to the Books and Records of the Acquired Companies with respect to the seven (7)- year period prior to the Closing Date and/or in connection with any matter relating to or arising out of this Agreement and/or the Transactions (whether or not relating to periods prior to the Closing Date), provided that at least twenty (20) days (or any shorter period necessary to meet requirements of the Governmental Authorities) prior to the access, the Seller Representative shall notify the Buyer of the request for access in writing, describing in reasonable details of (i) the ground of the applicable investigations, proceedings, audit, or other examination carried out by competent Tax Authority or stock exchange, including copies of all demand letters, written claims or investigations or Orders related therewith, and (ii) the specific scope of Books and Records required to be examined in order to address such regulatory event, provided further, that the Buyer is only obligated to cause the Acquired Companies to grant access to the Seller Representative to such scope of Books and Records that is absolutely necessary to address such regulatory event. The right of the Seller Representative to access the Books and Records of the Acquired Companies pursuant to this Section 5.7 shall only be exercised as required or caused necessary by Governmental Authorities. None of the Acquired Companies may unreasonably refuse to provide or withhold the documents required by the Seller Representative under this Section 5.7, provided, however, that no Acquired Company shall be obligated to provide such access or information (a) if the Buyer determines that doing so would violate applicable Law or a Contract of any of the Acquired Companies or an obligation of confidentiality owing to a third-party, jeopardize the protection of the attorney-client privilege or expose such party to risk of liability for disclosure of sensitive information or (b) that constitute non-financial trade secrets. Notwithstanding the foregoing, the Buyer shall provide the Seller Representative and its agents with necessary access to the financial and accounting records of the Acquired Companies for the period starting from January 1, 2025 and ending on the Closing Date, to facilitate the audit of the PX Seller Group for the filing required by the U.S. Securities and Exchange Commission for the relevant period in year 2025. The Seller Representative covenants and agrees to keep confidential, in accordance with the provisions of the Confidentiality Agreement, any information disclosed to or obtained by the Seller Representative pursuant to this Section 5.7 and any further disclosure of such information required by any Government Authority pursuant to applicable Laws or applicable stock exchange pursuant to the rules of the stock exchange shall be limited to the absolutely necessary extent and subject to any practicable arrangements to protect the confidentiality of such information, in order for the Seller Representative to comply with applicable Laws and stock exchange rules. Unless otherwise consented to in writing by the Seller Representative, the Buyer shall not permit the Acquired Companies, for a period of seven (7) years following the Closing Date, to destroy, alter or otherwise dispose of any of its Books and Records, or any portions thereof, relating to the seven (7)- year period prior to the Closing Date and/or matters relating to this Agreement and the Transactions without first giving at least thirty (30) days’ prior written notice to the Seller Representative.

5.8 Transfer Taxes; SAMR Amendment Registration and Foreign Exchange Registrations. Subject to Section 5.9 hereinafter, each Seller shall pay all Taxes, if any, arising from the sale and transfer of the Purchased Shares held by it (“Transfer Taxes”). Subject to Section 5.9 hereinafter, each of the Parties shall promptly take any and all actions desirable under applicable Laws and local practices of competent Governmental Authorities to facilitate the

Closing, and prepare and file, or shall cause to be prepared and filed, and shall fully cooperate with other Parties with respect to the preparation and filing of, any Tax Returns, foreign exchange registrations and other filings and registrations relating to any such Transfer Taxes and payment of the Purchase Price as may be required. Notwithstanding the generality of the foregoing, as soon as possible after execution of this Agreement and in no event later than the Closing Date,

(a) the Company shall make the SAMR Amendment Registration in respect of the Transactions, and provide the Buyer with copies of the New Business License with respect to the Company;

(b) the Company shall make the SAFE Change Registration Filing, and provide the Buyer with the SAFE Registration Voucher;

(c) the Buyer shall complete PRC Tax withholding, obtain the Tax Payment Certificate in accordance with Section 5.9 and obtain the Tax Record-filing for Service Trade and Other Items under Outbound Payment (服务贸易等项目对外支付税务备案表) (“Outbound Payment Tax Filing Form”); and

(d) after receipt of the New Business License specified under Section 5.8(a) and the SAFE Registration Voucher under Section 5.8(b) and completion of the actions listed in Section 5.8(c), the Buyer shall complete the SAFE Payment Registration Filing.

5.9 Withholding Tax Assessment.

(a) The Buyer shall be responsible for preparing and submitting the tax returns and filings to be submitted to the competent PRC Tax Authority in connection with the sale and transfer of the Purchased Shares by the Offshore Sellers to the Buyer pursuant to this Agreement and the calculation of PRC Withholding Taxes thereon.

(b) To the extent legally permissible, the Buyer shall notify the Seller Representative within two (2) Business Days of receiving any inquiry from any PRC Tax Authority relating to the assessment of PRC Withholding Taxes and shall not respond to such inquiry unless it has discussed with the Seller Representative in respect of its proposed response and such proposed response has been agreed by the Buyer and the Seller Representative; provided that, if the Buyer has provided such notice and the Buyer and the Seller Representative fail to reach an agreement on the proposed response to such inquiry by the time that a response is requested, the Buyer may respond to such PRC Tax Authority as it reasonably deems necessary, copying the Seller Representative on any such written response.

(c) The Buyer shall provide a copy of the tax assessment of the PRC Tax Authority to the Seller Representative within two (2) Business Days of receipt thereof and the Seller Representative shall confirm within three (3) Business Days of receipt as to whether or not it accepts or objects to the PRC Withholding Tax, provided that the Seller Representative shall only be entitled to object to such PRC Withholding Tax if it is RMB 5,700,000 or more in total, provided further, that any objection raised by the Seller Representative shall be accompanied with reasonable supporting documents to demonstrate its ground for objection, including detailed calculation of sales proceeds, cost basis, disposal gains and the associated Tax payable assessed.

The Seller Representative’s acceptance shall not be unreasonably withheld and shall be deemed given if the Seller Representative fails to object to or confirm on the PRC Withholding Tax within such three (3) Business Day or if the Seller Representative fails to present a reasonable ground for objection accompanied with the reasonable supporting documents in accordance with this Section 5.9(c).

(d) Subject to the Seller Representative’s confirmation of the assessed amount of the PRC Withholding Tax, the Buyer shall pay the PRC Withholding Tax assessed to the PRC Tax Authority in respect of the transfer of Purchased Shares by the Offshore Sellers, as promptly as practicable, but in no event later than five (5) Business Days after receiving such tax assessment. Upon such payment having been made, the Buyer shall provide the Offshore Sellers with a certified true copy of the People’s Republic of China Tax Payment Certificate (《中华人民共和国税收完税证明》) (the “Tax Payment Certificate”).

(e) The Offshore Sellers, the Company and the Buyer shall cooperate in good faith in the determination of any PRC Withholding Tax to be paid in respect of the transfer of Purchased Shares by the Offshore Sellers pursuant to this Agreement, including (i) providing any documents, information or other assistance reasonably requested by the Buyer and the PRC Tax Authority; (ii) discussing and providing relevant supporting information on the taxation basis for the corresponding Purchased Shares to the PRC Tax Authority and ; and (iii) timely responding to any questions raised by the PRC Tax Authority regarding the calculation of the PRC Withholding Tax.

(f) Except as otherwise explicitly permitted under this Section 5.9, the Buyer shall not deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement.

5.10 Restrictive Covenants.

(a) From and for five (5) years after the Closing Date (the “Restricted Period”), (i) none of the PX Seller Group may and PX Seller Group shall cause its Affiliates not to, directly or indirectly engage or participate, as an owner, partner, or shareholder in any business that is substantially similar to the Business as conducted on the Closing Date; and (ii) the Buyer shall not, and shall cause its Affiliates not to, directly or indirectly engage or participate, as an owner, partner, or shareholder in any business that involves or provides software and services for digital video creation, remastering, and streaming (the “TrueCut Business”).

(b) During the Restricted Period, (i) none of the PX Seller Group shall and PX Seller Group shall cause its Affiliates not to, directly or indirectly, solicit, hire or offer to hire, divert or entice away from employment or engagement by any Acquired Company, any Employee who is then employed by any Acquired Company; and (ii) the Buyer shall not, and shall cause its Affiliates not to directly or indirectly, solicit, hire or offer to hire, divert or entice away from employment or engagement by any Acquired Company, any employee who is then employed by the PX Seller or any of its Affiliate.

5.11 Cross License.

(a) The Acquired Companies hereby grant to Pixelworks, Inc., effective as of the Closing Date, a non-exclusive, perpetual, non-sublicensable, fully-paid, royalty-free license under all patents proprietarily owned by the Acquired Companies as of the Closing Date to use, make, have made, offer to sell, sell, distribute (through multiple distribution tiers), reproduce, copy, perform, display, modify, make derivative works of, import or otherwise dispose of any product, service, or technology of Pixelworks, Inc. Pixelworks, Inc. hereby undertakes that it shall not, and it shall procure its Affiliates not to, use the patents of the Acquired Companies licensed under this 5.11(a) to directly or indirectly engage or participate, as an owner, partner, or shareholder in any business that is substantially similar to the Business as conducted on the Closing Date.

(b) Pixelworks, Inc., hereby grants to the Acquired Companies, effective as of the Closing, a non-exclusive, perpetual, non-sublicensable, fully-paid, royalty-free license under all patents proprietarily owned by Pixelworks, Inc., as of the Closing to use, make, have made, offer to sell, sell, distribute (through multiple distribution tiers), reproduce, copy, perform, display, modify, make derivative works of, import or otherwise dispose of any product, service, or technology of the Acquired Companies. Each Acquired Company hereby undertakes that it shall not, and it shall procure its Affiliates not to, use the patents of Pixelworks, Inc. licensed under this 5.11(b) to directly or indirectly engage or participate, as an owner, partner, or shareholder in any business that is substantially similar to the TrueCut Business.

(c) In each case under paragraphs (a) and (b), if requested by the licensee, the licensor shall reasonably assist the licensee, at the licensee’s cost, in any litigation to assert such patent rights against a third party.

(d) For the avoidance of doubts, the license contemplated in Sections 5.11(a) and 5.11(b) above shall remain effective upon the occurrence of any event of change in control in respect of the parties thereunder.

5.12 Other Pre-Closing Covenants. Notwithstanding the generality of the foregoing, as soon as possible after execution of this Agreement and in no event later than the Closing Date, the Seller Representative shall, and shall cause the Acquired Companies to, take necessary actions such that:

(a) TrueCut Technology Development (Shanghai) Co., Ltd. shall have issued a written confirmation, stating that it has no options, purchase rights, subscription rights, rights of first refusal, exchange rights, redemption rights, repurchase rights or other rights, agreements, arrangements, commitments, claims of any kind or nature whatsoever, against the equity securities held by any partner, member or shareholder of any of the ESOP Platforms, or any Purchased Share held by any of the ESOP Platforms and a copy of such written confirmation shall have been provided to the Buyer to its reasonable satisfaction;

(b) The 2023 ESOP of the Company shall be terminated with no further force and effect;

(c) The service agreements entered into the Company and 上海科之锐人才咨询有限公司 and 上海中智项目外包咨询服务有限公司September 28, 2021 and August 1, 2010 respectively shall be terminated with no further force and effect.

ARTICLE 6

CONDITIONS PRECEDENT TO CLOSING

6.1 Conditions Precedent to Obligation of the Buyer. The obligation of the Buyer to purchase the Purchased Shares from a Seller and consummate the Transactions is subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived by the Buyer in writing in whole or in part):

(a) The representations and warranties of such Seller contained in ARTICLE 2, shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or material adverse effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or material adverse effect) as of the Closing as though then made (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be accurate as of such date or with respect to such period);

(b) The representations and warranties of the Seller Representative contained in ARTICLE 3, taken as a whole, shall be true and correct in all respects (in the case of any Fundamental Representation or any representation or warranty qualified by materiality, material adverse effect or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality, material adverse effect or Material Adverse Effect, other than the Fundamental Representations) as of the Closing as though then made (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be accurate as of such date or with respect to such period);

(c) Such Seller shall have performed in all material respects all agreements, covenants and obligations required by this Agreement to be performed by it on or before the Closing Date;

(d) The Company shall have performed in all material respects all agreements, covenants and obligations required by this Agreement to be performed by the Company on or before the Closing Date;

(e) No event, development or changes shall have occurred and remain occurring that has a Material Adverse Effect;

(f) All Intercompany Agreements between the Acquired Companies and the Sellers or any of their respective Affiliates shall have been terminated and all Intercompany Balances shall have been settled between the Acquired Companies and the Sellers and each of their respective Affiliates in the manner and in the amounts as mutually agreed with the Buyer unless otherwise agreed, and the Seller Representative shall have provided evidence of such settlement and release confirmations reasonably satisfactory to the Buyer;

(g) The applicable Acquired Companies shall have entered into an employment agreement, a confidentiality, non-compete, non-solicitation and invention assignment agreement with each of the Key Employees as selected by the Buyer in the form and substance reasonably satisfactory to the Buyer, and copies thereof shall have been delivered to the Buyer

(h) PX Parent shall have entered in to an Intellectual Property Transfer and License Agreement with the Company in the form and substance satisfactory to the Buyer (the “IP License and Transfer Agreement”), under which (a) PX Parent shall grant to the Acquired Companies, effective as of the Closing, a non-exclusive, perpetual, sublicensable, fully-paid, royalty-free license to the patents with US patent no. 9094561, 9106926, 9602763, and 9786034, to use, make, have made, offer to sell, sell, distribute (through multiple distribution tiers), reproduce, copy, perform, display, modify, make derivative works of, import or otherwise dispose of any product, service, or technology used in the Business for the purpose of the Business, such agreement to include a commitment by the PX Parent to reasonably assist Company, at the Company’s request and liability, in any litigation to assert such patent rights against a third party, (b) PX Parent shall transfer to the Acquired Companies, at nil consideration, and effective as of the Closing the patent with US patent no. 9786034, and (c) the cross license arrangement contained in Section 5.11 hereunder will also be incorporated.

(i) With respect to the contracts as set forth in Exhibit H attached hereto (the “Contracts to be Novated”), the PX Seller Group shall have taken all necessary actions (including without limitation by transfer, assignment or novation) such that the applicable Acquired Companies will acquire or have acquired all of the rights, and assume all of the obligations under the Contracts to be Novated;

(j) The SAMR Amendment Registration shall have been completed, and the New Business License shall have been obtained by the Company, a copy of which shall have been provided to the Buyer;

(k) The PRC Tax withholding shall have been completed in accordance with Section 5.9 and the Tax Payment Certificate and the corresponding Outbound Payment Tax Filing Form shall have been obtained;

(l) The SAFE Change Registration Filing shall have been completed, and the SAFE Registration Voucher shall have been obtained and a copy thereof shall have been provided to the Buyer, and the SAFE Payment Registration Filing shall have been completed; and

(m) The Seller shall delivered or caused to be delivered the updated registry of members of the Company and the stock certificate of the Company representing the Purchased Shares in accordance with Section 1.5(a)(ii).

6.2 Conditions Precedent to Obligation of the Sellers. The obligation of the Sellers to sell the Purchased Shares to the Buyer and otherwise for the Sellers and the Company to consummate the Transactions is subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived by the Sellers in writing in whole or in part):

(a) The representations and warranties of the Buyer contained in ARTICLE 4, taken as a whole, shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or material adverse effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or material adverse effect) as of the Closing with the same force and effect as though made on and as of the Closing (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and correct would not have a material adverse effect on the ability of the Buyer to consummate the Transactions;

(b) The Buyer shall have performed in all material respects all agreements, covenants and obligations required by this Agreement to be performed by the Buyer on or before the Closing Date; and

(c) The Buyer shall have paid or caused to be paid the payments set forth in and in accordance with Section 1.3.

6.3 Conditions Precedent to Obligation of the Parties. The obligation of each of the Parties to consummate the Transactions is subject to the satisfaction, as of the Closing Date, of the following condition (which may be waived by the Buyer and the Sellers in writing in whole or in part):

(a) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Order or Law which is in effect and has the effect of making the Transactions illegal or otherwise restraining or prohibiting the consummation of the Transactions (in whole or in part);

(b) the shareholders and board of directors of the Company shall have duly approved the execution and delivery of the Transaction Documents, the performance of the Transactions contemplated hereunder, the resignation of the directors, supervisors, legal representatives and officers of the Company in their capacity as such, and the appointment of the directors, supervisors, legal representatives and officers of the Company nominated by the Buyer;

(c) The shareholders and board of directors of Pixelworks, Inc. shall have duly approved the execution and delivery of the Transaction Documents and the performance of the Transactions contemplated hereunder;

(d) There shall not have been any Proceeding instituted relating to, or seeking to prohibit or otherwise challenge this Agreement or the Transactions to be effected hereunder or thereunder; and

(e) All waivers and consents required in respect of the Transactions as set forth in Section 3.3 of the Disclosure Schedule shall have been obtained and such waivers and consents shall be in full force and effect.

6.4 Frustration of Conditions. Neither the Buyer nor the Sellers may rely on the failure of any condition set forth in Sections 6.1 to 6.3, as applicable, to be satisfied if such failure was caused by such Party’s bad faith or failure to use the level of efforts required by this Agreement to consummate the Transactions contemplated hereby as expeditiously as practicable.

6.5 Independent Closing. Notwithstanding anything to the contrary hereunder, the satisfaction or waiver of all conditions precedent to obligation of the Buyer to purchase the Purchased Shares from any Seller other than PX Seller shall not be deemed as a condition to the Buyer’s obligation to close with any of the other Sellers. In the event that any Seller other than PX Seller fails to perform its obligations to consummate the Transaction or otherwise fail to close the purchase and sale of the Purchased Shares held by it pursuant to this Agreement, the Buyer shall proceed with the Closing with all of the other Sellers, provided, however, that if PX Seller fails to perform its obligations to consummate the Transaction or otherwise elects not to close the purchase and sale of the Purchased Shares held by it pursuant to this Agreement, the Closing shall not occur, and this Agreement shall be terminated pursuant to Section 7.1.

6.6 Satisfaction of Conditions. The Parties shall use their respective best efforts to satisfy (or cause the satisfaction of) the conditions under Sections 6.1 to 6.3 as soon as practicable, and to consummate the Transactions contemplated hereby as soon as practicable.

ARTICLE 7

TERMINATION

7.1 Termination. This Agreement may be terminated and the Transactions may be abandoned as set forth below at any time prior to the Closing:

(a) by mutual written consent of the Buyer and the Seller Representative;

(b) by either the Buyer or the Seller Representative if the Closing has not occurred on or before December 15, 2025, which date may be extended from time to time by mutual written consent of the Buyer and the Seller Representative (such date, as so extended from time to time, the “End Date”); provided, however, that neither the Buyer nor the Seller Representative may terminate this Agreement pursuant to this Section 7.1(b) if (x) in the case of the Buyer, the Buyer, or (y) in the case of the Seller Representative, PX Seller, is in breach of any of its respective covenants or other obligations hereunder and such breach causes, or results in, the failure of the Closing to occur by the End Date;

(c) by either the Buyer or the Seller Representative if any court of competent jurisdiction or other Governmental Authority shall have issued a final and non-appealable Order restraining, enjoining or otherwise prohibiting the Transactions;

(d) by the Buyer if (i) any of the representations and warranties of PX Seller contained in ARTICLE 2 or the PX Seller in ARTICLE 3 fail to be true and correct such that the conditions set forth in Section 6.1(a) with respect to PX Seller only or Section 6.1(b) would not be satisfied, (ii) PX Seller or the Company have breached or failed to comply with any of its covenants or obligations under this Agreement (including without limitation, the covenants or obligations of the PX Seller or the Company under Sections 5.8 and 5.9) such that the conditions set forth in Section 6.1(c) with respect to PX Seller only or Section 6.1(d) would not be satisfied and such breach or failure with respect to any such representation, warranty, covenant or obligation cannot be cured or has not been cured within thirty (30) days after the giving of written notice to the Seller Representative of such breach or failure; or (iii) all of the conditions set forth in Section 6.2 and Section 6.3 have been satisfied or waived (other than those conditions that by their terms or nature are to be satisfied at the Closing, but subject to such conditions being able to be satisfied at the Closing) and the Buyer has notified the Seller Representative in writing that the Buyer is ready and willing to consummate the transactions contemplated by this Agreement, the Seller Representative fails to consummate the transactions contemplated by this Agreement within five (5) Business Days following the Buyer’s delivery of such notice; or

(e) by the Seller Representative if (i) any of the representations and warranties of the Buyer contained in ARTICLE 4 fail to be true and correct such that the condition set forth in Section 6.2(a) would not be satisfied, (ii) the Buyer has breached or failed to comply with any of its covenants or obligations under this Agreement (including without limitation, the covenants or obligations of the Buyer under Sections 5.8 and 5.9) such that the condition set forth in Sections 6.2(b) or 6.2(c) would not be satisfied and such failure or breach with respect to any such representation, warranty, covenant or obligation cannot be cured or has not been cured within thirty (30) days after the giving of written notice to the Buyer of such failure or breach (provided, however, that the failure of the Buyer to pay or made to be paid the Purchase Price and other payments to be made at the Closing by the Buyer pursuant to ARTICLE 1 shall not be subject to cure) or (iii) all of the conditions set forth in Section 6.1 and Section 6.3 have been satisfied or waived (other than those conditions that by their terms or nature are to be satisfied at the Closing, but subject to such conditions being able to be satisfied at the Closing) and the Seller Representative has notified the Buyer in writing that the Sellers are ready and willing to consummate the transactions contemplated by this Agreement, the Buyer fails to consummate the transactions contemplated by this Agreement within five (5) Business Days following the Seller Representative’s delivery of such notice.

(f) The Buyer and the Seller Representative shall disclose promptly to each other in writing any breach, event or omission of which that may reasonably be expected to give rise to a right of termination by such other Party.

7.2 Effect of Termination. Subject to Section 7.3, in the event this Agreement is terminated, it shall forthwith become void, and there shall be no further obligation on the part of any Party, except that in the case of any such termination, the provisions of this ARTICLE 7 (Termination), Section 5.6 (Public Announcements; Confidentiality) and ARTICLE 9 (Miscellaneous), as well as any defined terms used in such Sections, shall survive such termination, provided that, subject to the other terms hereof, no Party shall be relieved of any Liability under this Agreement for any willful breach by any such Party of any covenant, representation, warranty or agreement set forth in this Agreement. For purposes of this Agreement, a “willful breach” means a breach or failure to perform any of the covenants or other agreements that is a consequence of an act undertaken or failure to act by the breaching party with the actual knowledge that the taking of such act or failure to act would, or would reasonably be expected to, result in or cause a material breach of this Agreement. Notwithstanding any provision herein to the contrary, if the transactions contemplated by this Agreement shall be terminated for any reason, the Buyer shall return all documents and other materials received from the Sellers, the Acquired Companies and/or any of their respective representatives relating to the Sellers, the Acquired Companies, any of their respective businesses and/or the Transactions, whether so obtained before or after the execution of this Agreement.

7.3 Termination Fees.

(a) In the event that the Seller Representative terminates this Agreement (A) pursuant to Section 7.1(b) and the Buyer is in breach of any of its covenants or other obligations hereunder, which breach causes, or results in, the failure of the Closing to occur by the End Date, or (B) pursuant to Section 7.1(e), then the Buyer shall pay to PX Seller a termination fee in the amount of US$5,000,000.

(b) In the event that the Buyer terminates this Agreement (A) pursuant to Section 7.1(b) and PX Seller is in breach of any of its covenants or other obligations hereunder, which breach causes, or results in, the failure of the Closing to occur by the End Date, or (B) pursuant to Section 7.1(d), then PX Seller shall pay to the Buyer a termination fee in the amount of US$5,000,000.

(c) The Parties agree that the Termination Fee shall not be deemed to be the sole or exclusive remedy of the Sellers with respect to this Agreement or the transactions contemplated hereby, the termination or breach hereof or any matter forming the basis for such termination, it being agreed that the Sellers shall be entitled to all remedies available at law in addition to such Termination Fee. In no event will the Sellers’ pursuit or recovery of any damages affect PX Seller’s right to retain the Termination Fee in its entirety. In no event will the Buyer’s pursuit or recovery of any damages affect Buyer’s right to retain the Termination Fee in its entirety.

ARTICLE 8

INDEMNIFICATION

8.1 Survival. Subject to the terms and conditions herein, the representations and warranties contained herein shall survive the Closing and continue in full force and effect (a) in the case of representations and warranties under ARTICLE 2 and ARTICLE 3 other than the Seller Fundamental Representations, for two (2) years after the Closing Date; and (b) in the case of each of the Seller Fundamental Representations, for three (3) years after the Closing Date.

8.2 Indemnification.

(a) Subject to the terms, conditions and limitations set forth in this Agreement (including the provisions of this ARTICLE 8), each Seller shall indemnify and hold harmless the Buyer and its Affiliates and their respective officers, directors, managers, equityholders, successors and assigns (collectively, the “Buyer Indemnified Persons”) from and against any and all Liabilities, obligations, demands, claims, actions, causes of action, assessments, losses, costs, damages, deficiencies, judgments, Taxes, fines or expenses, including interest, penalties, reasonable fees and expenses of attorneys, accountants and other consultants and experts and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (hereinafter referred to collectively as “Losses”) incurred or sustained by, or imposed upon, the Buyer Indemnified Persons based upon or arising out of:

(i) any breach or inaccuracy of any of the representations and warranties made by such Seller in ARTICLE 2; and

(ii) any failure of such Seller to perform any of its covenants or obligations under this Agreement.

(b) Subject to the terms, conditions and limitations set forth in this Agreement (including the provisions of this ARTICLE 8), the Seller Representative shall indemnify and hold harmless the Buyer Indemnified Persons from and against any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnified Persons based upon or arising out of:

(i) any breach or inaccuracy of any of the representations and warranties made by the Seller Representative in ARTICLE 3; and

(ii) any failure of the Company to perform any of its covenants or obligations under this Agreement prior to the Closing.

(c) Subject to the terms, conditions and limitations set forth in this Agreement (including the provisions of this ARTICLE 8), the Buyer shall indemnify each Seller, its Affiliates and their respective officers, directors, managers, equityholders, successors and assigns (collectively, the “Seller Indemnified Persons”) against, and shall hold the Seller Indemnified Persons harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnified Persons based upon or arising out of:

(i) any breach of any of the representations and warranties made by the Buyer in ARTICLE 4;

(ii) any failure by the Buyer to perform any of its covenants or obligations under this Agreement; and

(iii) any failure of the Company to perform any of its covenants or obligations under this Agreement after the Closing.

(d) Notwithstanding anything contained in the Disclosure Schedule (as amended, if applicable), the Seller Representative shall indemnify at all times and hold harmless each Buyer Indemnified Person from and against any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnified Persons based upon or arising out of:

(i) any Liability incurred by any Acquired Company arising in respect of, by reference to or in consequence of any breach or default of any Acquired Company under any Real Property Lease prior to the Closing;

(ii) any Liability incurred by any Acquired Company arising in respect of, by reference to or in consequence of any other non-compliance with any applicable Law or Specified Contracts due to any event occurred or existed prior to Closing;

(iii) any Proceeding against any Acquired Company due to any event occurred or existed prior to Closing, provided, however, that in respect of any pending investigations, proceedings, dispute, audit, claim or other examination claimed or raised by any Tax Authority against any Acquired Company disclosed in the Disclosure Schedule, the Seller Representative shall indemnify the Buyer for any amount paid by the relevant Acquired Company exceeding RMB 2,000,000;

(iv) any Liability attributable to the infringement, violation or misappropriation of any trade secret, Intellectual Property or other proprietary rights of any third party by any Acquired Company due to any event occurred or existed prior to Closing.

8.3 Indemnification Limits and Qualifications.

(a) With respect to the Buyer Indemnified Persons’ claims for Losses pursuant to Sections 8.2(a) and 8.2(b):

(i) the Buyer Indemnified Persons shall not be entitled to indemnification under Sections 8.2(a), 8.2(b) and 8.2(d) until the aggregate amount of all Losses in respect of indemnification under Sections 8.2(a), 8.2(b) and 8.2(d) exceeds 0.5% of the Purchase Price (as adjusted pursuant to Section 9.12) (the “Basket”), in which event the Buyer Indemnified Persons shall be entitled to make a claim for recovery of all the Losses from the first dollar ;

(ii) subject to Section 8.3(b), the aggregate amount of all Losses for which the Buyer Indemnified Persons shall be entitled to indemnification pursuant to Sections 8.2(a), 8.2(b) and 8.2(d) against the Seller Representative shall not exceed US$50,000,000; provided, however, that the limitations under the foregoing shall not apply to claims for indemnification in respect of Fraud; and

(iii) no Losses may be claimed under Sections 8.2(a), 8.2(b) and 8.2(d) by any Buyer Indemnified Person to the extent such Losses are included in the calculation of any Leakage pursuant to Section 1.2.

(b) The amounts for which the Sellers shall be liable under this ARTICLE 8 shall be net of any insurance proceeds received by the Buyer Indemnified Person in respect of any such Losses. The Buyer Indemnified Person shall use commercially reasonable efforts to recover under insurance policies for any Losses but any failure or delay in receiving any insurance proceeds shall not preclude or delay a Buyer Indemnified Person from seeking and obtaining indemnification from the applicable Party obligated to provide indemnification hereunder. In order to avoid duplicate recoveries, if a Buyer Indemnified Person receives indemnification payments hereunder and subsequently receives net insurance proceeds for the same claim, the Buyer Indemnified Person shall remit any such duplicate payment to the Sellers up to the amount of the indemnification payment made by the Sellers hereunder for such claim.

8.4 Claims Not Involving Third Parties. The Buyer Indemnified Persons or the Seller Indemnified Persons shall assert a claim for indemnification under Section 8.2 against the Sellers or the Buyer (as the case may be) for any matter not involving a third party by giving notice to the Sellers or the Buyer (as the case may be) that describes the claim in reasonable detail and indicates the estimated amount, if reasonably practicable, of the Losses that have been or may be sustained by the Indemnified Person.

8.5 Third Party Claims.

(a) If any Buyer Indemnified Person or Seller Indemnified Person (any such Person being an “Indemnified Person”) desires to make a claim for indemnification under Section 8.2 arising from a claim by a third party, such Indemnified Person shall notify the Buyer (in the case of a claim by any Seller Indemnified Person) or the Seller Representative (in the case of a claim by any Buyer Indemnified Person) (in either case, the “Indemnifying Party”)) of the claim (the “Third Party Claim”) in writing promptly after receiving notice of any third party Proceeding, describing in reasonable detail the Third Party Claim, including copies of all complaints, summons, petitions, and demand letters and indicating the estimated amount, if reasonably practicable, of the Losses that have been or may be sustained by the Indemnified Person (the “Third Party Claim Notice”); provided, that the failure to so notify shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced thereby. The Buyer (in the case of a claim by a Seller Indemnified Person) or the Seller Representative (in the case of a claim by a Buyer Indemnified Person), shall have the right at such Person’s own expense to assume the control of the defense of any Third Party Claims (including, at its own expense, employment of counsel who must be reasonably satisfactory to the Indemnified Person (the “Indemnifying Party Defense Notice”)), provided, however, that in order for the any Indemnifying Party to assume control of the defense of a Third Party Claim: (i) the Indemnifying Party must have sufficient financial resources, in the judgment of the Indemnified Person, to defend the Third Party Claim and satisfy the amount of any adverse monetary judgment that is reasonably likely to result from such Third Party Claim; (ii) the Third Party Claim must involve (and continue to involve) solely monetary damages and no other type of relief or remedy; (iii) the Third Party Claim must not relate to or arise in connection with any criminal or quasi-criminal Proceeding; (iv) the Third Party Claim must not involve a customer, client or supplier of, or other Person having a business relationship with, any of the Buyer and Acquired Companies; (v) the Third Party Claim must not relate to or arise in connection with a violation of any Environmental Law; and (vi) the Indemnifying Party expressly agrees in writing that it will be liable for any Loss incurred by the Indemnified Person subject to any limitations contained herein (the conditions set forth in clauses (i) through (vi) are, collectively, the “Litigation Conditions”).

(b) If the Indemnifying Party shall have exercised its right to assume such control, the Indemnified Person will use commercially reasonable efforts to cooperate with and make available to the Indemnifying Party such assistance, documents and other materials as the Indemnifying Party may reasonably request. In addition, the Indemnified Person may, in such Person’s sole discretion and at such Person’s own expense, employ counsel to represent such Person (in addition to counsel employed by the Indemnifying Party) in any such matter, and in such event counsel selected by the Indemnifying Party shall cooperate with such counsel of the Indemnified Person in such defense, compromise or settlement, provided, however, that if (i) any of the Litigation Conditions cease to be met or (ii) the Indemnifying Party fails to take reasonable steps necessary to diligently defend such Third Party Claim, then the Indemnified Person may assume control of the defense, and all reasonable costs or expenses paid or incurred by such Person in connection with such defense shall constitute Losses to be indemnified by the Indemnifying Party.

(c) In the event that the Indemnifying Party delivers an Indemnifying Party Defense Notice and the Litigation Conditions are, and continue to be, satisfied, the Indemnifying Party will have the right to conduct such defense, provided that the Indemnifying Party shall not, in any case, consent to the entry of any judgment or enter into any settlement or compromise with respect to such Third Party Claim without the prior written consent of the Indemnified Person.

(d) In the event that the Indemnifying Party fails to give the Indemnifying Party Defense Notice within ten (10) days after receiving notice of the Third Party Claim pursuant to Section 8.5(a), the Indemnifying Party will be deemed to have elected not to conduct the defense of the Third Party Claim and all reasonable costs or expenses paid or incurred by the Indemnified Person in connection with such defense shall constitute Losses. In such event, the Indemnified Person will have the right to conduct such defense and to compromise and settle such claim with the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(e) Notwithstanding who is controlling the defense or settlement of any Third Party Claim, and without regard to who might be ultimately responsible for the Liability related thereto, such Party controlling the defense or settlement shall diligently defend such claim (subject to such Party’s right to settle such Third Party Claim in accordance with the terms of this Section 8.5).

(f) Notwithstanding anything to the contrary contained herein, if any of the Sellers makes an indemnification payment hereunder, none of the Sellers shall be subrogated to any of the rights of any Buyer Indemnified Person against any customer, client or supplier of, or other Person having a business relationship with, any of the Acquired Companies with respect to the matter giving rise to such indemnification payment.

8.6 Exclusive Remedy. Subject to an Indemnified Person’s right to obtain specific performance and other equitable relief in the event of a breach of a covenant, and other than with respect to any Losses resulting from Fraud, following the Closing, the indemnification rights in this ARTICLE 8 shall be the sole and exclusive remedy of the Parties with respect to any breaches of representations, warranties, covenants and obligations in this Agreement or any of the Transaction Documents or otherwise in respect of the Transactions.

ARTICLE 9

MISCELLANEOUS

9.1 Further Assurances. If at any time after the Closing any Party determines that further action is necessary or desirable (including the execution of other documents) to carry out the purposes of this Agreement and the other Transaction Documents, at the request of such Party, each other Party shall take all such reasonable necessary action to (a) execute and deliver to each other Party such other documents and (b) do such other acts and things as may be reasonably requested for the purpose of carrying out the intent of this Agreement and the Transaction Documents.

9.2 No Third Party Beneficiaries. Except as expressly provided herein, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assignees and nothing herein, expressed or implied, will give or be construed to give any Person, other than such Persons and such successors and permitted assignees, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. For the avoidance of doubt, it is hereby acknowledged and agreed by the Parties that the D&O Indemnified Persons and the Seller Group Law Firm are intended to be express third party beneficiaries of this Agreement.

9.3 Entire Agreement. This Agreement, together with the Transaction Documents, the Confidentiality Agreement and any other documents, agreements and certificates referred to herein and to be delivered pursuant hereto, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all other agreements, negotiations, understandings and discussions of the Parties, whether oral or written.

9.4 Succession and Assignment. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign, delegate or otherwise transfer this Agreement or any of such Party’s rights, interests or obligations hereunder without the prior written approval of the other Parties, and any attempt to do so will be null and void ab initio.

9.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy and all of which, when taken together, will be deemed to constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by electronic transmission (including by attachment to an electronic mail in portable document format (.pdf) or similar file) shall be as effective as delivery of a manually executed counterpart hereof and shall be considered to have the same binding legal effect as if it were the original signed version hereof delivered in person. At the request of any Party, the other Parties shall re-execute original forms hereof and deliver them to such Party, but the failure of any Party to comply with such a request shall not render this Agreement invalid or unenforceable. No Party shall raise the use of electronic transmission to deliver a signature or the fact that any signature was transmitted or communicated through the use of electronic transmission as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense.

9.6 Interpretation. For purposes of this Agreement:

(a) The words “include,” “includes” and “including” are deemed to be followed by the words “but not limited to”.

(b) The word “or” is not exclusive (i.e., “or” shall mean “and/or”).

(c) The words “herein,” “hereof,” “hereto,” “hereunder” and words of similar import refer to this Agreement as a whole.

(d) Unless otherwise expressly provided herein or the context otherwise clearly requires, references herein:

(i) to Sections, Schedules, and Exhibits mean the Sections of, and Schedules and Exhibits attached to, this Agreement;

(ii) to a particular Section of this Agreement shall include all subsections thereof;

(iii) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, modified, supplemented or restated from time to time to the extent permitted by the provisions thereof; and

(iv) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.

(e) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an agreement or instrument or causing any agreement or instrument to be drafted.

(f) The Recitals set forth in this Agreement are incorporated into this Agreement in their entirety.

(g) The Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if the contents therein were set forth verbatim herein.

(h) All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day”.

(i) Each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with PRC GAAP.

(j) Whenever the masculine is used in this Agreement, the same shall include the feminine and whenever the feminine is used herein, the same shall include the masculine, where appropriate. Whenever the singular is used in this Agreement, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

(k) The Table of Contents and Article, Section and subsection headings in this Agreement are inserted for convenience of reference only, are not intended to be full or accurate descriptions of the content of the Articles, Sections or subsections of this Agreement and shall not affect the construction or interpretation of this Agreement.

9.7 Notices. All notices, requests, claims, demands, disclosures and other communications required, permitted or desired to be delivered, given or otherwise provided under this Agreement shall be in writing and shall be delivered personally, delivered by reputable overnight courier service, sent by certified or registered mail, postage prepaid, or (if an electronic mail address is provided below) sent by electronic mail. Any such notice, request, claim, demand, disclosure or other communication shall be deemed to have been delivered and given (a) when delivered, if delivered personally, (b) the Business Day after it is deposited with such reputable overnight courier service, if sent for overnight delivery by a reputable overnight courier service, (c) the day of sending, if sent by electronic mail prior to 5:00 p.m. (Beijing time) on any Business Day or the next succeeding Business Day if sent by electronic mail after 5:00 p.m. (Beijing time) on any Business Day or on any day other than a Business Day, or (d) five (5) Business Days after the date of mailing, if mailed by certified or registered mail, postage prepaid, in each case, to the following address or, if applicable, electronic mail address, or to such other address or electronic mail address as such Party may subsequently designate to the other Parties by notice given hereunder:

If to the Buyer (or, after the Closing, the Company):

Tiansui Xinyuan Technology (Shanghai) Co., Ltd. (天遂芯愿科技（上海）有限公司)

20F,No.560, Songtao Road, Pudong New Area, Shanghai 201203, PRC

Attention: Ruihan Luo

Email: ruihan.luo@verisilicon.com

with a copy to (which shall not constitute notice):

Fangda Partners

27/F North Tower Beijing Kerry Centre

1 Guanghua Road Chaoyang District, Beijing 100020, China

Attention: Chao Huang

Email: PJ.DragonEye@fangdalaw.com

If to the Sellers (or, prior to the Closing, the Company), to the Seller Representative:

Pixelworks, Inc.

16760 SW Upper Boones Ferry Road, Suite 101

Portland, OR 97224 USA

Attention: General Counsel

Email: gzafiris@pixelworks.com

with a copy to (which shall not constitute notice):

Katten Muchin Rosenman LLP

Unit 4906 Wheelock Square, 1717 W. Nanjing Rd.

Shanghai, the PRC, 200040

Attention: HAN Lijie

E-mail: lijie.han@katten.com

Each of the Parties may specify a different address or electronic mail address by giving notice in accordance with this Section 9.7 to the other Parties.

9.8 Governing Law; Dispute Resolutions;.

(a) This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or related to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the Laws of the PRC, including its statutes of limitations.

(b) In the event the Parties are unable to settle a dispute between them regarding this Agreement, such dispute shall be referred to and finally settled by arbitration at the Shanghai International Arbitration Center (“SHIAC”) in Shanghai in accordance with the Rules of Arbitration of the SHIAC (“SHIAC Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b), subject to the following: (i) the arbitration tribunal shall consist of three arbitrators to be appointed according to the SHIAC Rules; and (ii) the language of the arbitration shall be English. The prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(c) Each of the Parties agrees that service of any process, summons, notice or document in accordance with Section 9.7 shall be effective service of process for any Proceeding brought against it or him by another Party in connection with Section 9.8(b), provided, however, that nothing contained herein shall affect the right of any Party to serve legal process in any other manner permitted by applicable Law.

9.9 This Agreement to Prevail. The Share Transfer Agreements in Chinese language are to be entered into for the purposes of SAMR Filings and other filings with Government Authorities that the Parties may deem fit. If and to the extent that there is any inconsistency between the provisions of this Agreement and those of the Share Transfer Agreements, the terms of this Agreement shall prevail.

9.10 Language. This Agreement is written in English. If this Agreement is translated into any language other than English, the English language text shall prevail.

9.11 Amendments and Waivers. No amendment or waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed by all of the Parties, unless otherwise stipulated hereunder. No waiver by any Party of any breach or violation of, default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach or violation of, default under, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any Party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.

9.12 Joining Sellers. Notwithstanding any other provisions hereunder, prior to ten (10) Business Days before the scheduled Closing Date, if any shareholder of the Company who is not an original signatory to this Agreement elects to participate in the Transaction hereunder by transferring their shares in the Company to the Buyer together with the Sellers as defined hereunder (such shareholders who elect to participate, the “Joining Sellers”), then the Buyer, the Seller Representative, the Company, and the Joining Sellers shall (i) enter into an Amendment Agreement substantially in the form and substance as set forth under Exhibit I, or (ii) enter into a separate Share Purchase Agreement in substantially the same form and substance as contained hereunder, pursuant to which the Buyer shall acquire all shares to be sold by the Joining Sellers.

9.13 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Each Party intends that such provision will be construed by modifying or limiting it so as to be valid, legal and enforceable to the maximum extent compatible with, and possible under, applicable law in any jurisdiction. Upon a determination that any term or provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement to give effect to the original intent of the parties as closely as possible in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

9.14 Several Liability. Unless otherwise stipulated hereunder, the obligations of each Seller under this Agreement are several and not joint, and no Seller is responsible in any way for the performance or conduct of any other Seller in connection with the Transactions contemplated hereby. Notwithstanding the foregoing and anything to the contrary contained herein, the PX Parent shall be severally and jointly liable for performance or conduct of the PX Seller in connection with the Transactions contemplated hereby.

9.15 Expenses. Except as otherwise expressly provided in this Agreement, each Party shall bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement, the Transaction Documents, the compliance herewith and therewith and the Transactions, including all fees and expenses of its Affiliates.

9.16 Specific Performance.

(a) The Parties agree that irreparable harm for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not fully and timely perform such Party’s obligations under or in connection with this Agreement (including failing to take such actions as are required of such Party hereunder to consummate this Agreement and the Closing) in accordance with its terms or otherwise breaches such provisions. Accordingly, the Parties acknowledge and agree that (i) each Party shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages and without posting a bond or other security, this being in addition to any other remedy to which such Parties are entitled under this Agreement, and (ii) the right to obtain an injunction, specific performance or other equitable relief is an integral part of the Transactions and without that right, none of the Parties would have entered into this Agreement.

(b) Each Party agrees that such Party will not oppose the granting of an injunction, specific performance or other relief.

9.17 The Seller Representative.

(a) The Sellers hereby appoint PX Seller, and PX Seller hereby accepts such appointment, as the Sellers’ representative, attorney-in-fact and agent, with full power and substitution, to act for and on behalf of each Seller with respect to such actions as PX Seller may deem necessary, appropriate or desirable in connection with the consummation of the Transactions, including (i) accepting service of process on the Sellers, (ii) executing such amendments, modifications, waivers or changes to this Agreement and the Transaction Documents as to which PX Seller, in its sole discretion, shall have consented, (iii) receiving or providing notices on behalf of the Sellers with respect to any matter arising out of or relating to this Agreement or any Transaction Document, (iv) taking all actions and making all filings on behalf of the Sellers with any Governmental Authority or other Person necessary to effect the consummation of the transactions contemplated by this Agreement and the Transaction Documents, (v) agreeing to, negotiating, entering into settlements and compromises of, complying with orders of courts with respect to and otherwise administering and handling any claims under this Agreement and the Transaction Documents on behalf of the Sellers, (vi) interpreting all terms of this Agreement, (vii) instituting, prosecuting and/or defending any lawsuits relating to this Agreement or any Transaction Document or the transactions contemplated hereunder and/or thereunder, and (viii) taking all other actions that are either necessary, appropriate or desirable in the sole judgment of PX Seller for the accomplishment of the foregoing or contemplated by the terms of this Agreement or any Transaction Document. PX Seller is the sole and exclusive representative of each of the Sellers for any purpose provided for by this Agreement.

(b) A decision, act, consent or instruction of PX Seller hereunder shall constitute a decision, act, consent or instruction of all Sellers and shall be final, binding and conclusive upon each Seller, and the Buyer may rely upon any such decision, act, consent or instruction of PX Seller as being the decision, act, consent or instruction of each and every Seller. The Buyer shall be relieved from any Liability to any Person for any acts done by it in accordance with such decision, act, consent or instruction of PX Seller.

(c) The provisions of this Section 9.17 shall be binding upon the executors, heirs, successors and assigns of each Seller, and, in such case, any references in this Agreement to any Seller or the Sellers shall mean and include the successors to such Person’s rights hereunder, whether pursuant to testamentary disposition, the Laws of descent and distribution or otherwise.

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[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Share Purchase Agreement as of the date first written above.

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Share Purchase Agreement as of the date first written above.

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Share Purchase Agreement as of the date first written above.

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Share Purchase Agreement as of the date first written above.

[Signature Page to Share Purchase Agreement]

[Signature Page to Share Purchase Agreement]

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Share Purchase Agreement as of the date first written above.

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Share Purchase Agreement as of the date first written above.

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Share Purchase Agreement as of the date first written above.

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Share Purchase Agreement as of the date first written above.

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Share Purchase Agreement as of the date first written above.

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Share Purchase Agreement as of the date first written above.

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Share Purchase Agreement as of the date first written above.

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[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Share Purchase Agreement as of the date first written above.

[Signature Page to Share Purchase Agreement]

EXHIBIT A

DEFINITIONS

“Acquired Companies” means the Company and its Subsidiaries, collectively, and “Acquired Company” means any one of the Acquired Companies.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person. For purposes hereof, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of equity interests, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph herein.

“Basket” has the meaning set forth in Section 8.3(a)(i).

“Benefit Plan” means any pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off (PTO), medical, vision, dental, disability, welfare, fringe benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded.

“Books and Records” means the books, records, files, data and information of the Acquired Companies (including customer and supplier lists, financial and accounting records, purchase orders and invoices, sales orders, and credit and collection records).

“Brokers’ Fees” means any brokers’ or finders’ fee or any other commission or similar fee or compensation, or reimbursement of expenses.

“Business” means the business engaged in by the Acquired Companies as currently conducted.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in the PRC are open for the general transaction of business.

“Buyer” has the meaning set forth in the introductory paragraph herein.

“Closing” has the meaning set forth in Section 1.4.

“Closing Date” has the meaning set forth in Section 1.4.

“Commercial Software License” means licenses of software programs that are generally commercially available to the public or businesses, which have been non-exclusively licensed to any of the Acquired Companies pursuant to “click-wrap,” “click to download,” “browsewrap” or “shrink-wrap” end-user licenses solely for their own internal use.

I

“Company” has the meanings set forth in the introductory paragraph herein.

“Company Intellectual Property” has the meaning set forth in Section 3.11(b).

“Company Owned Intellectual Property” has the meaning set forth in Section 3.11(b).

“Confidentiality Agreement” means that certain Nondisclosure Agreement, dated as of February 25, 2025 by and between Verisilicon Microelectronics (Shanghai) Co., Ltd. (芯原微电子（上海）股份有限公司) and the Company.

“Consideration Allocation Schedule” means a schedule reflecting the allocation of the Purchase Price among the Sellers as set forth on Exhibit B (subject to be final update by the Seller Representative prior to Closing).

“Contract” means any written contract, commitment, purchase order, mortgage, note, bond, license, lease or other legally binding agreement or instrument.

“Disclosure Schedules” means the Disclosure Schedules delivered pursuant to this Agreement.

“End Date” has the meaning set forth in Section 7.1(b).

“Enforceability Exceptions” means, with respect to enforcement of the terms and provisions of this Agreement, (a) the effect of any applicable Law of general application relating to bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors’ rights and relief of debtors generally, and (b) the effect of general principles of equity, including general principles of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a Proceeding).

“Environmental Laws” means all applicable Laws concerning worker health or safety, pollution or protection of the environment, including concerning emissions, discharges, releases or threatened releases, or the manufacture, use, presence, treatment or disposal of hazardous materials.

“Financial Statements” has the meaning set forth in Section 3.5(a).

“Fraud” means an actual and intentional fraud with respect to the making of the representations and warranties expressly set forth herein and requires: (i) a false representation or warranty expressly made by a Party hereto, (ii) with Knowledge that such representation or warranty is false, (iii) an intention to induce another Party to rely upon such representation or warranty, (iv) causing that Party to justifiably rely upon such false representation or warranty, and (v) causing that Party to suffer material damage by reason of such reliance.

“Governmental Authority” means any government or political subdivision thereof, whether national, local or foreign, or any agency, department or instrumentality of any such government or political subdivision thereof, or any national, local or foreign court or arbitrator, or any organization exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or Taxing Authority or power of any nature.

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“Indebtedness” means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the Ordinary Course of Business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with accounting standards, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all accounts payables including for such purposes Intercompany Balances owing by any of the Acquired Companies to the Sellers or any of their respective Affiliates (excluding for such purposes the Acquired Companies) (viii) all advance payments actually received by the Acquired Companies and for which the Acquired Companies have an obligation to deliver any goods, perform any services or otherwise undertake any obligation of any nature, or otherwise recognized as deferred revenue items and (ix) all contingent obligations in respect of indebtedness or obligations of others of the kinds referred to in paragraphs (i) through (viii) above.

“Intellectual Property” means all right, title and interest in and to the following, arising under the laws of any jurisdiction anywhere in the world: (a) trademarks, service marks, trade dress, trade names, social media accounts and internet domain names (together with the goodwill of the business symbolized by the foregoing), including all registrations and registration applications therefor, (b) inventions, patents and patent applications (together with all reissuances, continuations, continuations-in-part, divisionals, revisions, extensions and reexaminations thereof), (c) copyrights and registrations and registration applications therefor, (d) trade secrets, and (e) computer software, including operating systems, applications, routines, interfaces, and algorithms, whether in source code or object code.

“Intercompany Agreements” means all of the intercompany agreements between the Acquired Companies and the Sellers and their respective Affiliates but excludes for such purposes the Acquired Companies as described in Exhibit E.

“Intercompany Balances” means any amounts incurred and owing to or from any Acquired Companies to the Sellers and their respective Affiliates pursuant to the Intercompany Agreements.

“Interim Financial Statements” has the meaning set forth in Section 3.5(a).

“Interim Period” has the meaning set forth in Section 5.1.

“IT System” means all computer hardware (including server, network and telecommunications equipment) and software, extending to associated preparatory materials, user manuals, peripherals, communications links, storage media and other related documentation in relation thereto, as owned, used, leased or licensed by or to each Acquired Company;

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“IT System Data” means all data, information, files, databases, schemas which is/are input, created, processed, handled, held, stored on, or otherwise transmitted in connection with the IT Systems; and

“Key Employee” means the key employee of the Acquired Companies as set forth in Exhibit G.

“Knowledge” means, with respect to any Person, the actual and constructive knowledge thereof.

“Latest Balance Sheet” has the meaning set forth in Section 3.5(a).

“Laws” means, with respect to any Person, any national, local or foreign statute, law, code, ordinance, rule or regulation of any Governmental Authority applicable to such Person.

“Leakage” means each and any of the following:

(a) any dividend or other distribution declared, paid or made by the Acquired Companies to any of the Sellers or their respective Affiliates (other than any Acquired Company);

(b) any payment by the Acquired Companies to any of the Sellers or their respective Affiliates (other than any Acquired Company) for the purchase, redemption or repayment of any share capital, loan capital or other securities of the Acquired Companies, or any other return of capital to any of the Sellers or their respective Affiliates (other than any Acquired Company);

(c) any payment by the Acquired Companies of Transaction Expenses;

(d) the Acquired Companies assuming or incurring any Liability or obligation for the benefit of any of the Sellers or their respective Affiliates (other than any Acquired Company);

(e) the provision of any guarantee or indemnity or the creation of any Lien by the Acquired Companies in favor, or for the benefit, of any of the Sellers or their respective Affiliates (other than any Acquired Company);

(f) any waiver, discount, deferral, release or discharge by the Acquired Companies of: (i) any amount, obligation or Liability owed to or for the benefit of it by any of the Sellers or their respective Affiliates (other than any Acquired Company); or (ii) any claim (howsoever arising) against any of the Sellers or their respective Affiliates (other than any Acquired Company);

(g) any payment or incurrence of interest or principal in respect of any Indebtedness owed by any Acquired Company to the Sellers or their respective Affiliates (other than any Acquired Company);

(h) any amendment of the terms of any of its Indebtedness owed by any Acquired Company to the Sellers or any of their respective Affiliates (other than any Acquired Company);

(i) any management, service or other charges or fees, costs, bonuses or other sums, paid or incurred by any Acquired Company (including directors’ fees or supervisory fees or other appropriations of profit) to, or on behalf of, or for the benefit of, any of the Sellers or their respective Affiliates (other than any Acquired Company);

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(j) the payment of any benefits, costs, bonuses, severance pay or other sums by any Acquired Company to the Sellers or their respective Affiliates, directors, officers, consultants or employees (including for such purposes the directors, officers, consultants and employees of the Acquired Companies);

(k) any assets, rights or other interests sold, disposed of, transferred or surrendered to, or Liabilities assumed, indemnified or incurred; and, irrespective of whether the relevant payment or other benefit is made on behalf of, or for the benefit of, any of the Sellers or their respective Affiliates (other than any Acquired Company);

(l) any other payments made (whether in cash or in kind) or benefits conferred by the Acquired Companies in favor, or for the benefit, of any of the Sellers or their respective Affiliates (other than any Acquired Company);

(m) any Tax becoming payable by any Acquired Company as a consequence of any of the matters referred to in paragraphs (a) to (l) above, or

(n) any agreement to do any of the foregoing.

“Leakage Claim” means a claim for any breach of the undertakings in Section 1.2(a).

“Leased Real Property” means all leasehold, sub-leasehold, license or other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property used by any of the Acquired Companies.

“Liability” or “Liabilities” means, with respect to any Person, all liabilities, obligations and commitments of such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

“Liens” means any lien, mortgage, security interest, pledge or encumbrance.

“Locked Box Accounts” means the consolidated management accounts of the Acquired Companies (including any notes thereon) for the period of six (6) months ended on the Locked Box Date, a copy of which is set out in Exhibit D.

“Locked Box Date” means June 30, 2025.

“New Business License” means a new business license (营业执照) of the Company to be issued by the SAMR on or after the completion of the SAMR Amendment Registration.

“Material Adverse Effect” means any event, change, development, effect, occurrence or circumstance that (a) has been or is, materially adverse to the financial condition, business, or results of operations of the Acquired Companies, taken as a whole, or (b) prevents materially impair or materially delay the performance by the Company of their obligations to consummate the Transactions; provided, however, that any event, change, development, effect, occurrence or

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circumstance to the extent arising from: (i) conditions generally affecting the general national, international or regional economy or generally affecting the industry or industries in which the Acquired Companies operate, (ii) national or international political or social conditions, including terrorism or the engagement by the PRC in hostilities or acts of war, (iii) changes after the date hereof in financial, banking or securities markets (including any disruption thereof and any decline in the price of any security (but not the underlying cause of any decline in the price of any securities of the Acquired Companies) or any market index), (iv) changes after the date hereof in PRC GAAP or other accounting requirements, (v) changes after the date hereof in any applicable Laws, (vi) any action taken by the Sellers or the Acquired Companies as permitted or required by this Agreement or at the written request, or with the written consent, of the Buyer, (vii) the public announcement or pendency of the Transactions, (viii) any failure, in and of itself, by any of the Acquired Companies to meet any internal or disseminated projections, forecasts or revenue or earnings predictions for any period (but not the underlying cause of such failure; provided that the cause of such failure is not otherwise excluded from determining whether there is a Material Adverse Effect), or (ix) any natural disaster, weather conditions, civil unrest or health conditions (including epidemics and pandemics), in each case shall not be taken into account in determining whether a “Material Adverse Effect” of the type described in clause (a) has occurred or is occurring.

“Offshore Sellers” means PX Seller and Chunhe Hong Kong Limited (春和香港有限公司).

“Order” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Authority.

“Ordinary Course of Business” means, with respect to any Person, the ordinary course of business of such Person consistent with such Person’s past practices in all material respects; provided, however, actions or inactions by the subject Person (a) in order to comply with applicable Law, directives, guidelines or recommendations (whether or not having the force of Law) issued by a Governmental Authority or (b) reasonably taken or omitted in response to, or in connection with, an emergency, natural disaster, civil unrest, epidemic, pandemic or other extraordinary event shall be deemed in the Ordinary Course of Business.

“Organizational Documents” means (a) in the case of any Person organized as a corporation, the certificate or articles of incorporation of such corporation (or, if applicable, the memorandum and articles of association of such corporation) and the by-laws of such corporation, (b) in the case of any Person organized as a limited liability company, the certificate of formation or organization and the limited liability company agreement or operating agreement of such limited liability company, (c) in the case of any Person organized as a limited partnership, the certificate of limited partnership and limited partnership agreement of such limited partnership, (d) in the case of any other Person, all constitutive or organizational documents of such Person which address matters relating to the business and affairs of such Person similar to the matters addressed by the documents referred to in clauses (a) through (c) above in the case of Persons organized as corporations, limited liability companies or limited partnerships, and (e) any amendment to any of the foregoing.

“Party” and “Parties” have the meanings set forth in the introductory paragraph herein.

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“Permit” or “Permits” means all permits, licenses, certifications, approvals, consents, notices, waivers, qualifications, filings, exemptions and authorizations by or of, or registrations with, any Governmental Authority.

“Permitted Leakage” each and any of the payments or other matters set out in the following:

(a) any payments made (or to be made) by the Acquired Companies to any of the Sellers or their respective Affiliates in the Ordinary Course of Business and on arm’s length terms; where any such payment to any of the Sellers or their respective Affiliates is contemplated, the underlying agreement has been formally disclosed to the Buyer with sufficient detail to allow meaningful review;

(b) any payments made (or to be made) by the Acquired Companies which have been accrued or provided for in the Locked Box Accounts;

(c) any payments in respect of salaries, directors’ fees, pension contributions, expenses or bonuses made to, or in respect of services provided by, employees, workers, directors, officers or consultants of the Acquired Companies which are made (or to be made) by the Acquired Companies in the Ordinary Course of Business and in accordance with the terms of the related employment or service contracts, provided that any payment of severance pay to any employees, workers, directors, officers or consultants of the Acquired Companies in excess of RMB 1,000,000 commencing from the Locked Box Date shall be deemed to be payment not in the Ordinary Course of Business;

(d) any other payment, accrual, transfer of assets or assumption of Liability by the Acquired Companies which the Buyer has expressly approved in writing;

(e) any Tax arising to or payable by any Acquired Companies in connection with any of the matters referred to in items (a) to (d) above, and

(f) any agreement to do any of the foregoing.

“Permitted Liens” means (a) Liens that, individually or in the aggregate, do not have material adverse effect on the current use of the applicable properties (other than any Intellectual Property) they affect, (b) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation in the Ordinary Course of Business, and (c) Liens securing rental payments under capital lease arrangements incurred in the Ordinary Course of Business.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Authority.

“PRC” means the People’s Republic of China, and for the sole purpose of this Agreement, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and the Taiwan islands.

“PRC GAAP” means the PRC generally accepted accounting principles.

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“PRC Tax Authority” means the State Tax Administration of the PRC or any of its competent local counterparts, or any other Governmental Authority of the PRC responsible for the collection or enforcement of any Taxes.

“PRC Withholding Tax” means the amount of any withholding Tax imposed on the transfer of the Purchased Shares by the Offshore Sellers to the Buyer pursuant to this Agreement (including any Tax imposed on the payment of any contingent or deferred payments relating thereto) as assessed and finally determined by a competent PRC Tax Authority.

“Proceeding” means a suit, legal action, audit, arbitration, proceeding, litigation, or administrative charge, investigation or demand.

“Purchased Shares” has the meaning set forth in the Recitals.

“Purchase Price” has the meaning set forth in Section 1.1.

“PX Seller” has the meaning set forth in the introductory paragraph herein.

“Related Party” means, with respect to a Person, (i) any current director, officer, Affiliate, Key Employee, general or limited partner, member, manager, or shareholder of such Person and (ii) any current director, officer, Affiliate, Key Employee, general or limited partner, member, manager, or shareholder of any of the foregoing.

“Real Property Lease” means a lease, sublease, license or other agreement pursuant to which any of the Acquired Companies (a) hold any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of any of the Acquired Companies thereunder or (b) grant to any other Person any interest in or right to use any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of such Person with any of the Acquired Companies thereunder.

“RMB” means the official currency of the PRC.

“SAFE” means the PRC State Administration of Foreign Exchange and its local competent counterparts.

“SAFE Change Registration Filing” means, with respect to the Company, the filing to be made by the Company with its SAFE Registration Bank to update its SAFE registration records, including the changes to the shareholder information of the Company to reflect the Buyer as the holder of the Purchased Shares acquired by it hereunder.

“SAFE Payment Registration Filing” means, with respect to the Buyer, the filing to be made by the Buyer with its SAFE Registration Bank to apply for and process the payment of the Purchase Price to the Offshore Shareholders including the submission and filing of the Outbound Payment Tax Filing Form;

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“SAFE Registration Bank” means, with respect to the Company, the PRC commercial bank with whom the Company maintains its bank accounts and which has been registered with SAFE as its primary banking institution; with respect to the Buyer, the PRC commercial bank with whom the Buyer process the payment of the applicable Purchase Price to the Offshore Shareholders.

“SAFE Registration Voucher” means the registration voucher issued by the SAFE Registration Bank to acknowledge the completion of the SAFE Change Registration Filing.

“SAMR” means the State Administration for Market Regulation and its local competent counterparts.

“SAMR Amendment Registration” means, with respect to, among others, the Transactions contemplated hereunder, (i) application by the Company for a New Business License to be issued by the competent local counterpart of the SAMR; and (ii) filings relating to the change of entity nature to domestically owned.

“Seller” and “Sellers” means the Sellers and all the Joining Sellers who elect to participate in the Transactions pursuant to Section 9.12.

“Seller Fundamental Representations” means the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.4, 3.1, 3.2, 3.3, 3.4, 3.11, 3.15 and 3.16.

“Seller Representative” has the meaning set forth in the introductory paragraph herein.

“Share Transfer Agreements” means certain Share Transfer Agreements to be entered into among certain Sellers and the Buyer at the Closing for purposes of SAMR Filings and Tax filings substantially in the form set out in Exhibit C.

“Specified Contracts” has the meaning set forth in Section 3.10(a).

“Specified Permits” has the meaning set forth in Section 3.13(b).

“Subsidiary” means, with respect to any Person, any entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a limited liability company, partnership, association or other entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such entity (other than a corporation) if such Person or Persons shall be allocated a majority of such entity’s gains or losses or shall be or control any managing director, manager, or general partner of such entity (other than a corporation). Unless the context otherwise requires, references to a “Subsidiary” or “Subsidiaries” in this Agreement refer to a Subsidiary or Subsidiaries of the Company.

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“Tax” and “Taxes” means any national, local, and non-PRC taxes, including any net income, capital gains, gross income, gross receipts, sales, use, assessments, transfer, ad valorem, profits, capital, withholding, payroll, estimated, employment, excise, severance, occupation, premium, property, social security, housing fund, alternative or add-on, value added, registration, windfall profits or other tax.

“Taxing Authority” means any Governmental Authority responsible for the imposition, determination, administration, assessment or collection of any Tax or the review or audit of any Tax Return.

“Tax Return” or “Tax Returns” means any return, declaration, report, claim for refund, forms, estimates, information return or statement (including schedules or any related or supporting information) required to be filed with any Governmental Authority in connection with any Tax.

“Top Customers” has the meaning set forth in Section 3.17.

“Top Suppliers” has the meaning set forth in Section 3.17.

“Transaction Documents” means this Agreement and the agreements, documents, certificates and instruments being delivered pursuant to this Agreement.

“Transaction Expenses” means all of the fees and expenses incurred by or on behalf of any of the Sellers, the Acquired Companies or their respective Subsidiaries or Affiliates in connection with seeking to enter into the Transactions and the negotiation, documentation and consummation of the Transactions, including all fees, expenses, disbursements, bonuses, and other similar amounts paid to attorneys, financial advisors, accountants and other advisors or Persons.

“Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents.

“Transfer Taxes” has the meaning set forth in Section 5.7.

“U.S. dollar” or “US$” means the lawful currency of the United States of America.

“Vulnerability” means any actual or reasonably foreseeable vulnerability, exploit, flaw, threat or other security concern relating to any of the IT Systems or any particular component of the IT Systems or its implementation into each Acquired Company’s IT environment, which adversely affects, or may reasonably adversely affect the security of the IT Systems or any particular component of the IT Systems or each Acquired Company’s IT environment.

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Exhibit 10.2

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Agreement”), dated as of October 15, 2025, is by and among: (1) Tiansui Xinyuan Technology (Shanghai) Co., Ltd. (天遂芯愿科技（上海）有限公司), a PRC limited liability company (the “Buyer”), (2) Pixelworks Semiconductor Technology Company, LLC, an Oregon limited liability company (“PX Seller”, or the “Seller Representative”); (3) Pixelworks, Inc., an Oregon corporation (“PX Parent”); and (4) Pixelworks Semiconductor Technology (Shanghai) Co., Ltd. (逐点半导体（上海）股份有限公司), a PRC company limited by shares (the “Company”).

The Buyer, PX Seller, PX Parent and the Company are sometimes each individually referred to herein as a “Party” and collectively referred to herein as the “Parties.” Capitalized terms used but not defined in this Amendment have the meanings given to them in the Share Purchase Agreement.

RECITALS

WHEREAS, the Buyer, the PX Seller, the PX Parent, the Company, and certain other parties thereto entered into that certain Share Purchase Agreement on the date hereof (the “Share Purchase Agreement”), pursuant to which the Sellers agreed to sell and transfer to the Buyer, and the Buyer agreed to accept and acquire, the Purchased Shares.

WHEREAS, pursuant to Section 9.11 and Section 9.17 of the Share Purchase Agreement, the Parties desire to amend the Share Purchase Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

AGREEMENT

1	Amendment to the Share Purchase Agreement.

1.1 Recital 1.3 of the Share Purchase Agreement is hereby amended and restated as follows:

“1.3 Payment of the Purchase Price. In consideration for the purchase of the Purchased Shares, at the Closing:

(a) the Buyer shall pay to each Seller, the Purchase Price (only with respect to the Seller Representative, net of the Transaction Expenses to be paid or caused to be paid by the Buyer on behalf of the Seller Representative and the Company in accordance with Section 1.3(b), provided that the Transaction Expenses to be reimbursed by the Buyer in accordance with Section 9.15 shall not be netted off), which is denominated in RMB, in accordance with the Consideration Allocation Schedule, by wire transfer of immediately available funds (A) in RMB to an offshore account specified by each of PX Seller and Chunhe Hong Kong Limited; and (B) in RMB, to an account specified by each of the other Sellers, provided that in any case each Seller shall provide written wire instructions specifying its bank account information at least ten Business Days prior to the Closing; and

(b) the Buyer shall pay or caused to be paid, any unpaid Transaction Expenses on behalf of the Seller Representative and the Company in accordance with the wire instructions provided by the Seller Representative specifying the amount of the Transaction Expenses at least ten Business Days prior to the Closing.”

1.2 Section 9.15 of the Share Purchase Agreement is hereby amended and restated as follows:

“9.15 Expenses. Except as otherwise expressly provided in this Agreement, each Party shall bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement, the Transaction Documents, the compliance herewith and therewith and the Transactions, including all fees and expenses of its Affiliates, provide that the Transaction Expenses incurred by or on behalf of the Acquired Companies shall be borne by the Seller Representative, provided further that, at, and subject to, the Closing, the Buyer shall reimburse the Seller Representative of the Transaction Expenses incurred in an amount equal to the lower of: (i) 20% of the Transaction Expenses, and (ii) USD 1,100,000.”

1.3 Definition of the “Transaction Expenses” under the Share Purchase Agreement is hereby amended and restated as follows:

““Transaction Expenses” means all of the fees and expenses incurred by or on behalf of any of the Seller Representative, the Acquired Companies or their respective Subsidiaries or Affiliates in connection with seeking to enter into the Transactions and the negotiation, documentation and consummation of the Transactions, including all fees, expenses, disbursements, bonuses, and other similar amounts paid to attorneys, financial advisors, accountants and other advisors or Persons.”

2	General Provisions

2.1 No Further Changes. Except as is specifically provided herein, this Amendment will not be deemed to amend, modify or waive any provision of the Share Purchase Agreement. The Share Purchase Agreement, as modified herein, is in all respects ratified and confirmed, and the terms, covenants and agreements therein, as modified herein, will remain in full force and effect.

2.2 Notices. All notices, requests, demands and other communications required or permitted to be given or made hereunder will be in accordance with Section 9.7 (Notices) of the Share Purchase Agreement.

2.3 Entire Agreement. This Amendment, together with the Share Purchase Agreement, the Transaction Documents and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede any prior understandings, negotiations, agreements, discussions or representations among the Parties of any nature, whether written or oral, to the extent they relate in any way to the subject matter hereof or thereof.

2.4 Severability. If any provision of this Amendment or the application of any such provision to any Person or circumstance shall be declared by any court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, all other provisions of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, illegal, void or unenforceable, shall nevertheless remain in full force and effect and will in no way be affected, impaired or invalidated thereby. Upon such determination that any provision, or the application of any such provision, is invalid, illegal, void or unenforceable, the Parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the greatest extent possible.

2.5 Confidentiality; Governing Law; Dispute Resolution; Counterparts. The terms and conditions of Section 5.6(a) (Public Announcements; Confidentiality), Section 9.8 (Governing Law; Dispute Resolution), and Section 9.5 (Counterparts) of the Share Purchase Agreement are incorporated into this Amendment by reference as if set forth herein, mutatis mutandis.

2.6 Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties to the Share Purchase Agreement and their respective successors and permitted assigns.

[Remainder of page intentionally left blank.

Signature page follows.]

Signature Page to Amendment Agreement

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment Agreement as of the date first written above.

Signature Page to Amendment Agreement

Exhibit 10.3

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is made as of October 14, 2025, by and between Pixelworks Semiconductor Technology Company, LLC, an Oregon limited liability company (“PXLW”), and [•] (the “Selling Shareholder”). PXLW and the Selling Shareholder shall be referred to herein collectively as the “Parties” and each individually as a “Party.”

RECITALS

A. Each of PXLW and the Selling Shareholder owns shares of Pixelworks Semiconductor Technology (Shanghai) Co., Ltd. (逐点半导体（上海）股份有限公司), a PRC company limited by shares (the “Company”).

B. PXLW, the Selling Shareholder, [•] (the “Buyer”) and certain other parties intend to enter into that certain Share Purchase Agreement (the “Purchase Agreement”), pursuant to which PXLW, the Selling Shareholder, and certain other shareholders of the Company shall transfer all of the shares held by them in the Company to the Buyer (the “Acquisition”). Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the Purchase Agreement.

C. The Parties are entering into this Agreement to evidence and effectuate (a) agreement of the Selling Shareholder to support the Acquisition, and (b) transfer of some shares of the Company from PXLW to the Selling Shareholder immediately prior to closing contemplated under the Purchase Agreement (the “PA Closing”), in accordance with the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1 Incorporation of Recitals. The foregoing recitals are hereby expressly incorporated herein and made a part hereof.

2 Agreement to Support. The Selling Shareholder hereby irrevocably and unconditionally agrees that,

(a) it shall duly execute and deliver the Purchase Agreement and any ancillary documents required to be signed by it thereunder;

(b) at any shareholders meeting or board meeting of the Company (as applicable), however called, including any adjournment or postponement thereof, and in connection with any written consent of the shareholders of the Company proposed to be taken, it shall (i) appear, or cause its designated director to appear at each such meeting or otherwise cause its shares in the Company or its designated director counted as present for purpose of calculating a quorum, and (ii) vote, or cause its designated director to vote in favor of authorization and approval of the Purchase Agreement and its ancillary documents, and the transactions contemplated by the Purchase Agreement, including the Acquisition;

(c) at the PA Closing, it shall transfer all of the shares then held by it in the Company, including the shares held by it as of the date hereof and the Shares it shall receive under this Agreement, to the Buyer pursuant to the terms and conditions under the Purchase Agreement;

(d) effective upon the PA Closing, all equity purchase agreements of the Company to which it is a party, and all ancillary or supplemental documents, instruments, amendments, and/or side letters relating to such equity purchase agreements (collectively, the “Investment Agreement”) shall be terminated, and all rights, benefits or claims which it has or may have under the Investment Agreements will be waived and relinquished automatically; and

(e) to the extent the Selling Shareholder has designated any officer, director, supervisor, or other personnel in any Acquired Company that shall resign on or before the PA Closing pursuant to the terms of the Purchase Agreement, the Selling Shareholder shall procure that such persons deliver duly executed resignation letters in their capacity as such, and take any and all actions as necessary to consummate and make effective the resignation.

3 Share Transfer.

3.1 Subject to the terms and conditions of this Agreement and the Purchase Agreement, (a) PXLW hereby transfers and delivers all right, title, and interest in and to [•] of the shares of the Company (the “Transferred Shares”) to the Selling Shareholder free and clear of any and all encumbrance for nil or nominal consideration to the extent permitted under the law, and (b) Selling Shareholder accepts the Transferred Shares from PXLW. The amount of Transferred Shares was calculated based on a valuation of RMB 950,000,000 for 100% of the shares of the Company.

3.2 Subject to the fulfilment or waiver of the conditions to closing as set forth in Section 6, the transfer of the Shares shall take place automatically and immediately prior to the PA Closing (the “Closing”).

4 Representations and Warranties of PXLW. PXLW hereby represents and warrants to the Selling Shareholder with respect to the transfer of the Shares pursuant to this Agreement as follows:

4.1 Authority. All action by PXLW necessary for the transfer of the Shares pursuant to this Agreement and the performance of PXLW’s obligations hereunder has been taken or will be taken prior to the Closing. This Agreement constitutes valid and binding obligations of PXLW, and PXLW has all requisite legal power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

4.2 Ownership of the Shares. PXLW is the record and beneficial owner of the Shares and has the full right, power and authority to sell and transfer the Shares. The Shares which are to be sold hereunder are duly and validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances, charges and assessments. The Shares are subject to no restrictions with respect to transferability, except compliance with applicable securities laws.

4.3 No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY PXLW IN THIS ARTICLE 4, PXLW DOES NOT MAKE ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY REGARDING THE TRANSACTIONS HEREUNDER, THE SHARES, THE COMPANY OR ITS BUSINESSES, CONDITION (FINANCIAL OR OTHERWISE), ASSETS OR LIABILITIES, AND ANY SUCH REPRESENTATIONS OR WARRANTIES ARE HEREBY SPECIFICALLY DISCLAIMED.

5 Representations and Warranties of Selling Shareholder. The Selling Shareholder hereby represents and warrants to PXLW with respect to the purchase of the Shares pursuant to this Agreement as follows:

5.1 Authority. All action by the Selling Shareholder necessary for the acceptance of the Shares pursuant to this Agreement and the performance of the Selling Shareholder’s obligations hereunder has been taken or will be taken prior to the Closing. This Agreement constitutes valid and binding obligations of the Selling Shareholder, and the Selling Shareholder has all requisite legal power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

5.2 No Violation. The execution, delivery, and performance of this Agreement by the Selling Shareholder does not (i) violate any laws of any governmental authority applicable to the Selling Shareholder, or (ii) violate or conflict with any provision of the constitutional documents of the Selling Shareholder.

6 Conditions to Closing. The obligations of PXLW to transfer the Transferred Shares and the effectiveness of the share transfer under this Agreement are subject to the satisfaction, or waiver by PXLW, of the following conditions:

6.1 Execution of Termination Agreement. The Selling Shareholder shall have duly executed and delivered that certain [termination and release agreement] in the form and substance as set forth under Exhibit A (the “Termination Agreement”).

6.2 Execution of Purchase Agreement. The Purchase Agreement and all other transaction documents contemplated thereunder shall have been duly executed and delivered by all parties thereto, including the Selling Shareholder.

6.3 Performance of Obligations. The Selling Shareholder shall have performed all agreements, covenants and obligations required by this Agreement and the Purchase Agreement to be performed by the Selling Shareholder on or before the Closing.

6.4 Conditions to PA Closing Fulfilled. The conditions to all parties’ obligations to sale and purchase of the Purchased Shares under the Purchase Agreement shall have be satisfied or waived by applicable parties thereto, and the PA Closing shall have occurred in its entirety.

6.5 Representations and Warranties True. The representations and warranties made by the Selling Shareholder under Section 5 shall be true and correct when made and as of the Closing.

7 Restoration and Reversion. Notwithstanding anything to the contrary contained in this Agreement or the Purchase Agreement, at the earlier of: (a) termination of the Purchase Agreement, (b) failure of the Selling Shareholder to comply with any of its covenants under Section 2, or (c) failure of the PA Closing to occur contemplated under the Purchase Agreement, then any and all transactions that have been completed under this Agreement for any reason, shall be restored, including without limitation, (x) the transfer of any and all Shares to the Selling Shareholder shall be nullified and reversed as if no transfer has occurred, and (y) all rights waived by the Selling Shareholder pursuant to Section 2(d) and the Termination Agreement shall be restored, to the extent applicable. The Selling Shareholder undertakes to undertake all such further acts and execute any documents as necessary and reasonably requested by PXLW to facilitate such reversion and restoration.

8 Taxes and Expenses.

8.1 Each Party shall be responsible for its own taxes of any nature that are required by applicable laws in respect of the transfer of the Shares, and shall pay the taxes arising out of or in connection with the transactions contemplated hereunder to the competent tax authorities in a timely manner as required by the applicable laws.

8.2 Each Party shall be responsible for its own costs and expenses in connection with the transactions contemplated hereunder.

9 Termination. This Agreement may be terminated and the transactions hereunder may be abandoned as set forth below at any time:

(a) by mutual written consent of the Parties hereto; or

(b) upon termination of the Purchase Agreement.

10 Miscellaneous.

10.1 Further Assurances. Each Party shall do and perform or cause to be done and performed all such further acts and shall execute and deliver all such other agreements, certificates, assignments, instruments, and documents for the purpose of carrying out the purposes and intent of this Agreement, including the short form share transfer agreement necessary to effect the transactions.

10.2 Confidentiality. The terms and conditions of this Agreement shall be considered confidential information and, without the written approval of the Parties hereto, shall not be disclosed to any third party unless any Party is requested or becomes legally compelled to disclose the existence or content of this Agreement according to the applicable laws, provided that, such Party shall, at a reasonable time before making any such disclosure, consult with the other Party regarding such disclosure, so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy and in any event shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

10.3 Governing Law and Dispute Resolutions. This Agreement shall be governed by and construed in accordance with the laws of California, without regard applicable principles of conflicts of law. Any action, suit or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought exclusively in any federal or state court located in Santa Clara County, California. Each Party: (i) expressly and irrevocably consents and submits to the exclusive jurisdiction of and venue in each federal or state court located in Santa Clara County, California (and each appellate court located in the State of California) in connection with any such action, suit or legal proceeding; (ii) agrees that each federal or state court located in Santa Clara County, California shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such action, suit or other legal proceeding commenced in any federal or state court located in Santa Clara County, California, any claim that such party is not subject personally to the jurisdiction of such court, that such action, suit or other legal proceeding has been brought in an inconvenient forum, that the venue of such action, suit or other legal proceeding is improper, that challenges the application of the internal laws of the State of California, or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

10.4 Entire Agreement. This Agreement, the Termination Agreement, and the Purchase Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, representations, and understandings (both written and oral) between the Parties with respect thereto.

10.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign his or its rights or obligations hereunder without the prior written consent of the other Parties.

10.6 Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of the Parties.

10.7 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

10.8 Counterparts; Electronic Transmission. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. Delivery of an executed counterpart of this Agreement by electronic transmission (including by electronic mail in portable document format (.pdf) or similar file) shall be as effective as delivery of a manually executed counterpart hereof and shall be considered to have the same binding legal effect as if it were the original signed version hereof delivered in person. No Party shall raise the use of electronic transmission to deliver a signature or the fact that any signature was transmitted or communicated through the use of electronic transmission as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense.

[Signature Pages Follow.]

IN WITNESS WHEREOF, each of the undersigned has executed this Support Agreement as of the date first written above.

PXLW:	Pixelworks Semiconductor Technology Company, LLC

By:
Name:
Title:

SELLING SHAREHOLDER:	[•]

By:
Name:
Title:

[Signature Page to Support Agreement]

Exhibit A

Termination and Release Agreement

[Exhibit to Support Agreement]

TERMINATION AND RELEASE AGREEMENT

This TERMINATION AND RELEASE AGREEMENT (this “Agreement”) is made as of October 14, 2025, by and among:

1. Pixelworks Semiconductor Technology Company, LLC, an Oregon limited liability company (“PXLW”);

2. Shanghai MTM Equity Investment Fund Partnership (Limited Partnership) (上海超越摩尔股权投资基金合伙企业（有限合伙）), a PRC limited partnership;

3. Qingdao MTM Venture Capital Partnership (Limited Partnership) (青岛超越智芯创业投资合伙企业（有限合伙）), a PRC limited partnership;

4. Beijing E-town Changhou Display Chip Venture Capital Center (Limited Partnership) (北京屹唐长厚显示芯片创业投资中心（有限合伙）), a PRC limited partnership;

5. Hangzhou Canaan Creative Information Technology Co., Ltd. (杭州嘉楠耘智信息科技有限公司), a PRC limited liability company;

6. Hainan Qixin Investment Partnership (Limited Partnership) (海南启芯投资合伙企业（有限合伙）), a PRC limited partnership;

7. Suzhou Saixiang Equity Investment Partnership (Limited Partnership) (苏州赛橡股权投资合伙企业（有限合伙）), a PRC limited partnership;

8. Yangzhou Qizheng Equity Investment Partnership (Limited Partnership) (扬州启正股权投资合伙企业（有限合伙）), a PRC limited partnership;

9. Xuan Xin Miao (Shanghai) Management Consulting Partnership (Limited Partnership) (轩芯邈（上海）管理咨询合伙企业（有限合伙）), a PRC limited partnership;

10. Yi Xin Ran (Shanghai) Management Consulting Partnership (Limited Partnership) (翼芯然（上海）管理咨询合伙企业（有限合伙）), a PRC limited partnership;

11. Chunhe Hong Kong Limited (春和香港有限公司), a Hong Kong limited liability company;

12. VeriSilicon Microelectronics (Shanghai) Co., Ltd. (芯原微电子（上海）股份有限公司), a PRC company limited by shares;

13. Ting Xin Lan (Shanghai) Management Consulting Partnership (Limited Partnership) (汀芯兰（上海）管理咨询合伙企业（有限合伙）), a PRC limited partnership;

14. Jing Xin Ying (Shanghai) Management Consulting Partnership (Limited Partnership) (静芯影（上海）管理咨询合伙企业（有限合伙）), a PRC limited partnership (Parties listed under items 1 through 14 each, a “Shareholder” and, collectively, “Shareholders”); and

15. Pixelworks Semiconductor Technology (Shanghai) Co., Ltd. (逐点半导体（上海）股份有限公司), a PRC company limited by shares (the “Company”).

The parties to this Agreement are each referred to herein as a “Party” and, collectively, as the “Parties.” Capitalized terms used herein and not defined have the same meanings given to them in the Purchase Agreement (as defined below).

RECITALS

A. As of the date hereof, each Shareholder is a beneficial holder of certain shares in the Company.

B. The Parties and TIANSUI XINYUAN TECHNOLOGY (SHANGHAI) CO., LTD. (天遂芯愿科技（上海）有限公司) (the “Buyer”) intend to enter into that certain Share Purchase Agreement on or about the date hereof (the “Purchase Agreement”), pursuant to which each Shareholder agrees to transfer all of the shares held by it in the Company to the Buyer, and the Buyer shall acquire all such shares (the “Acquisition”).

C. Each Shareholder has agreed, immediately prior to the closing of the transactions contemplated by the Purchase Agreement (the “PA Closing”), to take all actions necessary to enter into this agreement and terminate or cause to be terminated the Investment Agreements (as defined below), without any cost, expense, liability or obligation thereunder to the Company, PXLW, or any of their respective Affiliates.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1 Incorporation of Recitals. The foregoing recitals are hereby expressly incorporated herein and made a part hereof.

2 Termination of Investment Agreements. Effective and contingent upon the PA Closing, the Parties hereby agree that (i) any and all of the equity interest purchase agreements among the Company, any Shareholder, and other parties thereto (to the extent applicable), and their respective ancillary documents, side agreements, and amendments, including without limitation, the Capital Increase Agreement dated August 6, 2021, the Supplemental Agreement to Capital Increase Agreement dated November 30, 2021, the Side Letter to Capital Increase Agreement dated November 30, 2021, the Equity Transfer Agreement dated August 15, 2022, the Capital Increase Agreement dated December 21, 2022, and the Agreement on the Establishment of a Subsidiary in Zhuhai dated February 6, 2023 (all documents mentioned in this item (i), collectively, the “Investment Agreements”), (ii) any and all rights and obligations of the Parties under any and all of the agreements, contracts or documents contemplated by the Investment

Agreements shall be permanently terminated and canceled in its entirety, automatically and without further action by any Party. The Parties shall have no further rights with respect to each other thereunder as of the PA Closing. Each Party hereby expressly and irrevocably waives and relinquishes, effective as of the PA Closing, all rights and benefits which such Party has or may have under the Investment Agreements.

3 No Further Obligation. In executing this Agreement, each Party acknowledges and agrees that, conditioned and effective upon the occurrence of the PA Closing and notwithstanding anything to the contrary set forth in the Investment Agreements: (a) each of the Company, PXLW, and their respective Affiliates shall have no obligation, cost, expense, or liability whatsoever, in each case, with respect to or in connection with the Investment Agreements (including, without limitation, any payment or indemnification to any of the other Shareholders due to the contemplated Acquisition); and (b) no Party (i) has any rights, liabilities, duties, or obligations whatsoever or (ii) is obligated to pay any amount of money, cost, or expense, perform any service or activity, undertake any duty, or otherwise retain any obligation of any kind in connection with the termination of the Investment Agreements.

4 Release of Claims. Subject to the occurrence of, and effective as of, the PA Closing: (a) each Shareholder, on behalf of itself and its former, current, and future parents, subsidiaries, Affiliates, representatives, shareholders, equityholders, members, managers, directors, officers, employees, partners, agents, and/or advisors, and any successors or permitted assigns of any of the foregoing, irrevocably waives any and all rights it may have, or, but for this Agreement, or the Purchase Agreement, would have had, to make any claims pursuant to, or bring any claims for, any obligations, liabilities, damages, demands, petitions, complaints, actions, causes of action, proceedings or others rights to relief of any kind, in law, rule, or equity, whether known or unknown, against the Company, PXLW, and each of their respective former, current, and future parents, subsidiaries, Affiliates, representatives, shareholders, equityholders, members, managers, directors, officers, employees, partners, agents, and/or advisors, and any successors or permitted assigns (all, individually and collectively, being hereinafter called the “Released Parties”) pursuant to the Investment Agreements or the termination thereof; and (b) each of the Released Parties is hereby forever released and discharged from any and all obligations, claims, liabilities, damages, demands, petitions, complaints, actions, causes of action, proceedings or other rights to relief of any kind, in law, rule, or equity, whether known or unknown, arising from or in connection with the Investment Agreements or the termination thereof.

5 Representations and Warranties of Parties. Each Party hereby represents and warrants to the other Parties as follows:

5.1 Authority. All action by such Party necessary for the performance of such Party’s obligations hereunder has been taken. This Agreement constitutes valid and binding obligations of such Party, and such Party has all requisite legal power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

5.2 No Violation. The execution, delivery, and performance of this Agreement by such Party does not (i) violate any laws of any governmental authority applicable to it, or (ii) violate or conflict with any provision of its constitutional documents.

6 Termination.

6.1 Termination of this Agreement. This Agreement may be terminated and the transactions hereunder shall not take effect as set forth below:

(a) by mutual written consent of the Parties hereto; or

(b) upon termination of the Purchase Agreement.

6.2 Restoration, Reversion, and Extension. Notwithstanding anything to the contrary contained in this Agreement, in the event of failure of the PA Closing to occur as contemplated under the Purchase Agreement, any and all transactions that have been completed under this Agreement for any reason, shall be restored, and all rights waived by any Party under this Agreement shall be restored, to the extent applicable.

Each Party undertakes to take all such further acts and execute any documents to facilitate such reversion and restoration. This Section 6.2 shall survive termination of this Agreement.

7 Miscellaneous.

7.1 Further Assurances. Each Party shall do and perform or cause to be done and performed all such further acts and shall execute and deliver all such other agreements, certificates, assignments, instruments, and documents for the purpose of carrying out the purposes and intent of this Agreement.

7.2 Confidentiality. The terms and conditions of this Agreement shall be considered confidential information and, without the written approval of the Parties hereto, shall not be disclosed to any third party unless any Party is requested or becomes legally compelled to disclose the existence or content of this Agreement according to the applicable laws, provided that, such Party shall, at a reasonable time before making any such disclosure, consult with the other Party regarding such disclosure, so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy and in any event shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

7.3 Governing Law and Dispute Resolutions. This Agreement shall be governed by and construed in accordance with the laws of California, without regard applicable principles of conflicts of law. Any action, suit or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought exclusively in any federal or state court located in Santa Clara County, California. Each Party: (i) expressly and irrevocably consents and submits to the exclusive jurisdiction of and venue in each federal or state court located in Santa Clara County, California (and each appellate court located in the State of California) in connection with any such action, suit or legal proceeding; (ii) agrees that each federal or state court located in Santa Clara County, California shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such action, suit or other legal proceeding commenced in any federal or state court located in Santa Clara County, California, any claim that such party is not subject personally to the jurisdiction of such court, that such action, suit or other legal proceeding has been brought in an inconvenient forum, that the venue of such action, suit or other legal proceeding is improper, that challenges the application of the internal laws of the State of California, or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

7.4 Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, representations, and understandings (both written and oral) between the Parties with respect thereto.

7.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign his or its rights or obligations hereunder without the prior written consent of the other Parties.

7.6 Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of the Parties.

7.7 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

7.8 Counterparts; Electronic Transmission. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. Delivery of an executed counterpart of this Agreement by electronic transmission (including by electronic mail in portable document format (.pdf) or similar file) shall be as effective as delivery of a manually executed counterpart hereof and shall be considered to have the same binding legal effect as if it were the original signed version hereof delivered in person. No Party shall raise the use of electronic transmission to deliver a signature or the fact that any signature was transmitted or communicated through the use of electronic transmission as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense.

[Signature Pages Follow.]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

SHAREHOLDERS:	Pixelworks Semiconductor Technology Company, LLC

By: ____________________________________
Name: Todd DeBonis
Title: Manager

[•]

By: ____________________________________
Name:
Title:

COMPANY:	Pixelworks Semiconductor Technology (Shanghai) Co., Ltd. (逐点半导体（上海）股份有限公司) (seal)

By: ____________________________________
Name: Todd Anthony Debonis
Title: Legal Representative

[Signature Page to Termination and Release Agreement]

Exhibit 10.4

TRANSACTION BONUS AGREEMENT

This TRANSACTION BONUS AGREEMENT (this “Agreement”) is entered into by and between Pixelworks, Inc., an Oregon corporation (the “Company”) and Haley Aman (“Executive”) dated as of October 10, 2025.

WHEREAS, the Board believes that it is in the best interests of the Company and its shareholders to provide Executive with certain financial incentives to reinforce and encourage Executive’s continued attention and dedication through the consummation of a strategic transaction, so to maximize the value of the Company for the benefit of its shareholders.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Transaction Bonus. Subject to the terms and conditions of this Agreement, Executive is eligible to receive a cash bonus (the “Transaction Bonus”) if a Qualifying Transaction is closed before December 31, 2025, resulting in net cash proceeds received by the Company of between $40,000,000 (the “Minimum”) and $70,000,000 (the “Maximum”). The amount of the bonus will be calculated based on the net cash proceeds received by the Company from the Qualifying Transaction. At the Maximum the bonus will be $325,000, with the bonus amount for net cash proceeds below the Maximum reduced by $1,000 for every $100,000 less of net cash received, with amounts below the Minimum and above the Maximum subject to the discretion of the Board of Directors. “Qualifying Transaction” means a transaction or series of related transactions that results in any entity, or more than one entity acting as a group, acquiring ownership of the shares of Pixelworks Semiconductor Technology (Shanghai) Co., Ltd. (“PWSH”) from Company (through its subsidiary, Pixelworks Semiconductor Technology Company LLC), such that following the closing Company holds no more than 20% of the total outstanding shares of PWSH, in exchange for cash that is received by Company or one of Company’s other subsidiaries.

2. Payment. The Transaction Bonus, if any, will be payable to Executive in a single payment within sixty (60) days following the closing date of the Qualifying Transaction.

3. Conditions to Payment. Executive’s right to receive the Transaction Bonus is conditioned on his execution of this Agreement and all of the following: (a) Executive is continuously employed by the Company (or a successor) through and as of the payment date of the Transaction Bonus (except as provided in Section 4 below); and (b) Executive’s compliance with his Proprietary Information and Inventions Assignment Agreement with the Company.

4. Forfeiture. If Executive’s service with the Company is terminated due to an Involuntary Termination (as defined in the Amended and Restated Change of Control and Severance Agreement effective as of April 11, 2019 (the “Executive CoC Agreement”)), Executive will remain entitled to receive any unpaid Transaction Bonus which has been earned as of such date, as determined by the Committee. If Executive’s service with the Company is terminated for any other reason, Executive will immediately forfeit the right to receive the Transaction Bonus.

5. Determinations; Committee Discretion. All determinations regarding the Transaction Bonus, including the amount, if any, of the Transaction Bonus payable to Executive, will be made by the Compensation Committee of the Board of Directors of the Company and will be final, conclusive and binding on all parties.

6. Waiver. Any failure of Executive to comply with any of his obligations under this Agreement may be waived only in writing signed by the Company. No waiver of any breach, failure, right or remedy contained in or granted by the provisions of this Agreement shall constitute a continuing waiver of a subsequent or other breach, failure, right or remedy unless the writing so specifies.

7. Governing Law. This Agreement shall be governed by the laws of the state of Oregon, without giving effect to any conflict of law principles thereof.

8. Counterparts; Construction. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. When used in this Agreement, the words “includes” and “including” and their syntactical variations shall be deemed followed by the words “without limitation”.

9. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Agreement may be amended or modified only by written agreement signed by each of the parties.

10. Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, devisees, successors and assigns; nothing in this Agreement, express or implied, is intended to confer on any person or entity other than the parties and their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

11. Assignability. Executive may not assign, delegate, or otherwise transfer any of his or her rights or obligations under this Agreement without the prior written consent signed by the Company. The Company may transfer or assign, in whole or from time to time in part, to one or more of its affiliates, or to any successor to one or more of its businesses, its rights or obligations under this Agreement without the prior written consent signed by Executive, provided the entity to which this Agreement is assigned shall agree to accept the Company’s obligations under this Agreement.

12. Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated in this Agreement are fulfilled to the extent possible.

13. Section 409A. The provisions of this Agreement shall be construed, interpreted and administered in a manner whereby all provisions are exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

14. Golden Parachute Limitations. Section 5 of the Executive CoC Agreement is incorporated herein by reference.

15. At-Will Employment. Nothing in this Agreement shall constitute a promise of continued employment by the Company. Executive’s employment is at will, meaning that either Executive or the Company may terminate the employment relationship at any time for any or no reason.

16. Unfunded Obligation. The amounts to be paid to Executive under this Agreement are unfunded obligations of the Company. The Company is not required to segregate any monies or other assets from its general funds with respect to these obligations. Executive shall not have any preference or security interest in any assets of the Company other than as a general unsecured creditor.

IN WITNESS WHEREOF, the parties hereto have duly executed this Transaction Bonus Agreement as of the date written below.

COMPANY

/s/ Todd A. DeBonis
Todd A. DeBonis
CEO & President

EXECUTIVE

/s/ Haley Aman
Haley Aman

Date: 10/10/2025

Exhibit 99.1

Pixelworks Announces Definitive Purchase Agreement to Sell its Shanghai

Semiconductor Subsidiary to VeriSilicon

PORTLAND, Ore., Oct. 15, 2025 – Pixelworks, Inc. (NASDAQ: PXLW) (“Pixelworks” or the “Company”), a leading provider of innovative video and display processing solutions, today announced that it has signed a definitive agreement to sell its shares in Pixelworks Semiconductor Technology (Shanghai) Co., Ltd., a company organized under the laws of the People’s Republic of China and a subsidiary of Pixelworks (“Pixelworks Shanghai”), to a special purpose entity (“Buyer”) led by VeriSilicon Microelectronics (Shanghai) Co., Ltd. The purchase price is calculated based on an equity value of 100% of Pixelworks Shanghai of RMB 950 million. Assuming all the shares of Pixelworks Shanghai are to be transferred, the total purchase price would be approximately RMB 950 million, or the equivalent of approximately $133 million USD.

Pixelworks has further agreed with the other shareholders of Pixelworks Shanghai for a release of certain repurchase rights held by such shareholders in exchange for a transfer of shares of Pixelworks Shanghai for nil or nominal consideration. As a result, net of these transfers, transaction costs and withholding taxes in China, Pixelworks expects to receive cash in the range of approximately $50 million to $60 million upon closing of the transaction.

President and CEO of Pixelworks, Todd DeBonis, commented, “This executed definitive agreement to sell the Company’s controlling interest in our Pixelworks Shanghai subsidiary is the result of our previously communicated, extensive strategic review process. We believe the proposed transaction represents the optimal path forward for Pixelworks, Inc., as well as the Pixelworks Shanghai business, while also capturing the maximum realizable value for all of the Pixelworks Shanghai shareholders. As such, we look forward to receiving approval of the sale by our shareholders in the coming months with the goal of closing the transaction by year end.”

The transaction is expected to close by the end of 2025, subject to approval by holders of 67% of the outstanding shares of Pixelworks common stock and other customary closing conditions. The definitive purchase agreement was approved unanimously by Pixelworks’ board of directors.

About Pixelworks, Inc.

Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens – from cinema to smartphone and beyond. Pixelworks has more than 20 years of delivering image processing innovation to leading providers of consumer electronics, professional displays, and video streaming services. For more information, please visit Pixelworks’ web site at www.pixelworks.com.

Note: Pixelworks and the Pixelworks logo are trademarks of Pixelworks, Inc.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release are forward-looking statements. Examples of such statements include, but are not limited to, statements regarding the closing of the sale of Pixelworks Shanghai and the expected timing thereof; the satisfaction of closing conditions with respect to the sale, including approval by Pixelworks’ shareholders; the expected amount of net proceeds from the sale; and Pixelworks’ expectations regarding the use of net proceeds from the sale. We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and understandings and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, market and other conditions and other factors described in this press release and in our other filings with the Securities and Exchange Commission (the “SEC”) from time to time. We disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made, except as required by law. You should review additional disclosures we make in our filings with the SEC, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and current reports and other documents that we have filed or may file in the future. You may access these documents for no charge at http://www.sec.gov.

No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval.

Additional Information and Where to Find It

In connection with the proposed sale of its shares of Pixelworks Shanghai, Pixelworks expects to file with the SEC a definitive proxy statement (DEFM14A) on Schedule 14A (the “Definitive Proxy Statement”). After a Definitive Proxy Statement is filed, Pixelworks will send the Definitive Proxy Statement to its shareholders. This press release is not a substitute for the Definitive Proxy Statement or for any other document that Pixelworks may file with the SEC and send to its shareholders in connection with the proposed sale.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Free copies of the Definitive Proxy Statement (when available), as well as other filings containing information about Pixelworks and the proposed sale of Pixelworks Shanghai, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain the documents filed with the SEC by Pixelworks, free of charge, in the “Investors” section of our website, www.pixelworks.com, under the heading “Investors - SEC Filings” or by requesting them in writing or by telephone from Pixelworks at: 16760 SW Upper Boones Ferry Rd. Suite 101, Portland, OR 97224; Telephone: (503)-601-4545.

Participants in the Solicitation

Pixelworks and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Pixelworks in connection with the proposed sale of Pixelworks Shanghai. Information about the directors and executive officers of Pixelworks is set forth in the proxy statement for Pixelworks’ 2025 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 21, 2025. Additional information regarding the interests of those participants and other persons who may be deemed participants may be obtained by reading the Definitive Proxy Statement and other relevant documents regarding the proposed sale filed with the SEC when they become available. Copies of these documents may be obtained free of charge from the sources described above.

Investor Contact:

Shelton Group

Brett L Perry

P: 214-272-0070

E: bperry@sheltongroup.com

Company Contact:

Pixelworks, Inc.

E: info@pixelworks.com